Exhibit 10.9

THIS DOCUMENT

PREPARED BY AND UPON

RECORDING, RETURN TO:

Alan J. Robin, Esq.

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, CA 94111

MORTGAGE, SECURITY AGREEMENT AND

FIXTURE FILING

BY

SHC Columbus Drive, LLC

a Delaware limited liability company,

as Borrower

and

DTRS Columbus Drive, LLC, a Delaware limited liability,

Operating Lessee

TO

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Lender

May 5, 2010

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(continued)

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(continued)

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(continued)

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MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: May 5, 2010

Note: The promissory note made by Borrower dated as of the Execution Date, to the order of Lender in the principal amount of $97,750,000.00

Lender & Address:

Metropolitan Life Insurance Company,

a New York corporation (“MetLife”)

10 Park Avenue

Morristown, New Jersey 07962

Attention: Senior Vice President

Real Estate Investments

and:

Metropolitan Life Insurance Company

125 South Wacker Drive, Suite 1100

Chicago, Illinois 60606-4478

Attention: Director

Borrower & Address:

SHC Columbus Drive, LLC,

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Operating Lessee & Address:

DTRS Columbus Drive, LLC

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Liable Party & Address:

Strategic Hotel Funding, L.L.C., a Delaware limited liability company, and its successors and assigns as and to the extent permitted under the Guaranty.

77 West Wacker, Suite 4600

Chicago, Illinois 60601

Attn: General Counsel

with a copy to:

Strategic Hotel Funding, L.L.C.

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

Attn: Treasurer

and

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Affiliated Guarantor & Address:

SHR St. Francis, L.L.C.,

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Property: The Fairmont Hotel consisting of 685 guest rooms, including approximately 1,500 square feet of retail space, 62,000 square feet of meeting space and an underground parking garage containing approximately 243 spaces.

County: Cook County

State: State of Illinois

Use: Hotel, retail and related uses

Insurance:

Commercial General Liability Required Liability Limits —$50,000,000.00

Auto Liability: $1,000,000.00 owned/hired/non-owned

Address for Insurance Notification:

Metropolitan Life Insurance Company

Its affiliates and/or successors and assigns

10 Park Avenue

Morristown, New Jersey, 07962

Attention: Real Estate Investments Insurance Risk Manager

Loan Documents: The Note, this Mortgage and any other documents related to the Note and/or this Mortgage and all renewals, amendments, modifications, restatements and extensions of these documents, except the Indemnity Agreement and the Guaranty. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower and Liable Party in favor of Lender. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party in favor of Lender. Borrower Guaranty: Borrower Guaranty shall have the meaning ascribed in Section 10.1 of the Mortgage. Subordinate Mortgage shall have the meaning ascribed in Section 10.1 of the Mortgage. Affiliated Guaranty: Affiliated Guaranty dated as of the Execution Date and executed by Affiliated Guarantor in favor of Lender. Affiliated Guarantor Subordinate Deed of Trust: The Deed of Trust, Security Agreement and Fixture Filing executed by Affiliated Guarantor to secure the obligations under the Affiliated Guaranty for the benefit of Lender and encumbering the property and other improvements located at 335 Powell Street, San Francisco, California, and more particularly described therein. The Unsecured Indemnity Agreement, the Guaranty, the Affiliated Guaranty and the Affiliated Guarantor Subordinate Deed of Trust are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents as and to the extent provided therein.

This MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is entered into as of the Execution Date by Borrower to Lender with reference to the following Recitals:

RECITALS

A. This Mortgage secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Lender, and any other amounts required to be paid by Borrower under any of the Loan Documents, (collectively, the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Borrower and/or Operating Lessee, as applicable, of all of the terms, covenants and obligations set forth in any of the Loan Documents. The stated Maturity Date of the Loan is June 1, 2017.

B. Borrower makes the following covenants and agreements for the benefit of Lender or any party designated by Lender, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, “Lender”).

C. Operating Lessee is executing this Mortgage for the purpose of (i) confirming and agreeing to be bound by the representations, warranties, covenants and agreements of Operating Lessee herein and (ii) confirming the Grant of Security by Operating Lessee in Article I of this Mortgage.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower agrees as follows:

ARTICLE I

GRANT OF SECURITY

Section 1.1 REAL PROPERTY GRANT. Borrower and/or Operating Lessee, as applicable, irrevocably mortgages, sells, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Borrower’s and Operating Lessee’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1) that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Mortgage or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Borrower and/or Operating Lessee as applicable with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(2) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all Fixtures (as defined below) and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, restaurant equipment, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(3) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Property as a hotel, including all components thereof, now or hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”);

(4) all present and future income, rents, revenue, profits, proceeds, hotel room income, and income of any kind derived directly or indirectly by Borrower, or Operating Lessee from or in connection with the Property, (including, without limitation, all revenues from (w) rentals or other payments from hotel guests, tenants, lessees, licensees or concessionaires whether on a cash basis or credit, paid or collected, and (x) the sale of food and beverages that are prepared at the Property and sold or delivered on or off the Property (including, without limitation, revenues from mini-bars), whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms and (y) gross revenue from the rental of banquet, meeting and other similar rooms, and (z) parking income and revenues), and all other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Borrower and/or Operating Lessee as applicable, any advance payment of real estate taxes or assessments, or insurance premiums made by Borrower and/or Operating Lessee as applicable and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Borrower and/or Operating Lessee as applicable in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Mortgage (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(5) all rights of Borrower and/or Operating Lessee as applicable under that certain Amended and Restated Management Agreement dated as of December 11, 2009, between Operating Lessee and Fairmont Hotels & Resorts (U.S.) Inc., (the “Manager”) (the “Management Agreement”);

(6) all rights of Borrower under that certain Operating Lease dated September 1, 2005, between Borrower and Operating Lessee, as amended by that First Amendment to Lease Agreement dated as of December 31, 2009 and as hereafter further amended or supplemented (the “Operating Lease”).

(7) all rights of Borrower under that certain Owner Agreement dated September 1, 2005, between Borrower, Operating Lessee and Manager, as hereafter amended or supplemented (the “Owner Agreement”).

(8) all rights of Borrower or Operating Lessee in and to accounts receivables, arising from the operation of the Property, to payment for goods sold or leased, for services rendered, or for the rental or use of the Property, whether or not yet earned by performance, including, without limiting the generality of the foregoing, (i) all accounts arising from the operation of the Property, and (ii) all rights to payment from any consumer credit or charge card organization or entity (such as or similar to the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Carte Blanche Card and the Master Card). Accounts Receivable shall include all of the foregoing rights to payment, whether now existing or hereafter created, and all substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition thereof or substitution therefor, and all of the proceeds from all of the foregoing, subject however to the rights of Manager under the Management Agreement;

(9) all damages, payments and revenue of every kind that Borrower and/or Operating Lessee as applicable may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(10) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(11) all authorizations, licenses and permits, including without limitation, operating permits, liquor licenses and all other authorizations or permits necessary or appropriate for the Improvements to be fully operated as a first-class hotel (“Hotel Licenses and Permits”);

(12) all, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(13) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Lender, its successors and assigns, in trust, for the benefit of Lender, its successors and assigns, forever subject to the terms, covenants and conditions of this Mortgage.

Section 1.2 PERSONAL PROPERTY GRANT. Borrower irrevocably sells, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns, a security interest in Borrower’s interest, and to the extent permissible under the Operating Lease and the Owner Agreement, Operating Lessee’s interest, in the following personal property which is collectively referred to as “Personal Property”:

(1) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(2) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Borrower and/or Operating Lessee as applicable in common with others and all documents of membership in any owner’s association or similar group;

(3) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Borrower and/or Operating Lessee as applicable relating to the plans and specifications or to the construction of the Improvements;

(4) all furniture, fixtures and equipment and other items of property located on or used in connection with the Real Property or its occupancy or operation, including all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the operation of the Property as a Hotel, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, (v) vehicles and (vi) and any other items customarily included within “property and equipment” for hotel properties similar to the Property (“FF&E”);

(5) all, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

(6) all rights of Borrower and Operating Lessee in and to the Hotel Operating Account, the Fund for Replacement of and Additions to Furnishings and Equipment and any and all other accounts held by Manager pursuant to the terms of the Management Agreement for the benefit of Borrower and/or Operating Lessee;

(7) all rights of Borrower and/or Operating Lessee, as applicable, in and to that certain bank account into which all payments and distributions from Manager to Borrower and/or Operating Lessee are made, which is held by Bank of America, N.A. (“Bank”) pursuant to a Deposit Account Control Agreement (“DAC Agreement”) entered into or which will be entered into by and between Bank, Borrower, Operating Lessee and Lender (the “Proceeds Deposit Account”)

(8) all rights of Borrower and/or Operating Lessee, as applicable, in and to the DS Account (as defined in Section 2.12) and the DS Funds (as defined in Section 2.12).

(9) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(10) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.3 CONDITIONS TO GRANT. If Borrower shall pay to Lender the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Borrower and/or Operating Lessee as applicable shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Mortgage and all the rights granted by this Mortgage shall be released by Lender in accordance with the laws of the State.

ARTICLE II

BORROWER COVENANTS

Section 2.1 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a) Borrower represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Borrower requiring further consent for such action by any other entity or person.

(b) Borrower represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c) Borrower represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Borrower’s being in default under any provision of its organizational documents or of any mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property, including without limitation, the Revolver Loan (as defined in Section 10.4).

(d) Borrower represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower which are enforceable in accordance with their terms.

Section 2.2 PERFORMANCE BY BORROWER; HOTEL LICENSES AND PERMITS.

(a) Borrower shall pay the Secured Indebtedness to Lender and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

(b) Borrower represents and warrants that the Hotel Licenses and Permits necessary or appropriate for the Improvements to be fully operated as a first-class hotel shall have been validly obtained, paid for and be in full force and effect.

Section 2.3 WARRANTY OF TITLE TO REAL PROPERTY AND FF&E.

(a) Borrower warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 and B-2 of the title insurance policy or policies which have been approved by Lender (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.

(b) All FF&E have been paid for in full and there are no leases or encumbrances, or security interests on any of the FF&E except for that certain (i) Minibar Lease dated January 1, 2004 by and between Buckingham Fountain Hotel, LP and Minibar North America, Inc., and (ii) Licensing and Maintenance Agreement and Minibar Control System 6.0 dated January 1, 2004 by and between Buckingham Fountain Hotel, LP and Minibar North America, Inc (collectively, the “Equipment Leases”).

(c) The Equipment Leases are in full force and effect, there are no monetary or other defaults by Manager, Borrower or Operating Lessee thereunder.

(d) Borrower further covenants to warrant and forever defend Lender from and against all persons claiming any interest in the Property.

Section 2.4 TAXES, LIENS AND OTHER CHARGES.

(a) Unless otherwise paid to Lender as provided in Section 2.5, Borrower and/or Operating Lessee, as applicable, shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than the dates on which the particular Imposition would become delinquent and Borrower shall produce to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Imposition in full. If Borrower and/or Operating Lessee, as applicable, elects by appropriate legal action to contest any Imposition, Borrower shall first deposit cash (or other security approved by Lender such as a bond or letter of credit) with Lender as a reserve in an amount which Lender determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Borrower deposits this sum or alternative security with Lender, Borrower shall not be required to pay the Imposition provided that enforcement or collection of the Imposition, or the sale or forfeiture of, the Property is prevented during such contest and such contest is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest and any appeal thereof, Borrower shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.1), the monies or alternative security which have been deposited with Lender pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Borrower.

(b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Lender, at Lender’s option, the Secured Indebtedness may be declared by Lender to immediately become due and payable. Notwithstanding the preceding sentence, the Lender’s election to accelerate the Loan shall not be effective if (1) Borrower and/or Operating Lessee as applicable is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Borrower agrees in writing to pay or reimburse Lender in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.5 ESCROW DEPOSITS.

(a) Without limiting the effect of Section 2.4 and Section 3.1, subject to (b) and (c) below, Borrower shall pay to Lender monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Lender reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Mortgage (collectively the “Premiums”) until such time as Borrower has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Lender any additional amounts necessary to pay the Premiums and Impositions. Borrower will furnish to Lender bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Lender. Lender shall not pay Borrower interest on account of these funds. If an Event of Default occurs, Lender shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited.

(b) Notwithstanding the foregoing, if (i) the insurance required to be maintained hereunder is provided under a blanket policy approved by Lender, or (ii) Borrower, Operating Lessee or Manager pay, reserve or set aside funds on a monthly basis in amounts sufficient to provide for the payment of all Premiums when due (and such funds need not be segregated or deposited into a specific fund or account), Lender agrees not to require these deposits unless and until (a) there has occurred an Event of Default under the Loan Documents, the Guaranty, the Affiliated Guaranty or the Indemnity Agreement, (b) Borrower no longer owns the Property; (c) except as and to the extent expressly permitted under Article X, there has been a change in the general partners, stockholders or members of Borrower or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Borrower; (d) such deposits are required in connection with a securitization or participation of the Loan; or, (e) at any time Borrower fails to furnish to Lender, not later than fifteen (15) days after the dates on which any Premiums would become delinquent, receipts for the payment of such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy. In the event any of these events described in clauses (a) through (e) occur, unless Lender agrees to an alternative arrangement directly with the independent third party manager of the Property, Lender reserves the right to require Premiums deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Lender.

(c) Notwithstanding the foregoing, so long as Borrower Operating Lessee or Manager pay, reserve or set aside funds on a monthly basis in amounts sufficient to provide for the payment of all Impositions as and when due (which funds need not be segregated or deposited into a specific fund or account), Lender agrees not to require these deposits unless and until (a) there has occurred an Event of Default under the Loan Documents, the Guaranty, the Affiliated Guaranty or the Indemnity Agreement, (b) Borrower no longer owns the Property; (c) such deposits are required in connection with a securitization or participation of the Loan; or (d) except as and to the extent expressly permitted under Article X, there has been a change in the general partners, stockholders or members of Borrower or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Borrower. In the event any of these events described in clauses (a) through (d) occur, unless Lender agrees to an alternative arrangement directly with the independent third party manager of the Property, Lender reserves the right to require Impositions deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Lender.

Section 2.6 CARE AND USE OF THE PROPERTY.

(a) Borrower represents and warrants to Lender as follows:

(i) All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii) The Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Borrower and/or Operating Lessee as applicable shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Borrower shall furnish Lender, on request, proof of compliance with the Requirements. Borrower and/or Operating Lessee as applicable shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii) Borrower has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Borrower and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Borrower and/or Operating Lessee as applicable, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv) Borrower and/or Operating Lessee as applicable shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Lender.

(v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Mortgage.

(vi) Construction of the Improvements on the Property is complete.

(vii) The Property is in good repair and condition, free of any material damage.

(b) Lender shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain Borrower’s and/or Operating Lessee’s, as applicable, compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Borrower and/or Operating Lessee as applicable shall cooperate with Lender performing these inspections.

(c) Borrower and/or Operating Lessee as applicable shall use, or cause to be used, the Property continuously for the Use. Borrower and/or Operating Lessee, as applicable, shall not use, or permit the use of, the Property for any other use without the prior written consent of Lender. Borrower and/or Operating Lessee as applicable shall not file or record a declaration of condominium, master Mortgage or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Mortgage and Borrower and/or Operating Lessee as applicable shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d) Without the prior written consent of Lender, Borrower and/or Operating Lessee as applicable shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

Section 2.7 COLLATERAL SECURITY INSTRUMENTS. Borrower covenants and agrees that if Lender at any time holds additional security for any obligations secured by this Mortgage, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Mortgage. Lender may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Mortgage, and without waiving any breach or default of Borrower under this Mortgage or any other Loan Document.

Section 2.8 MANAGEMENT AGREEMENT.

(a) As of the Execution Date, the Management Agreement shall be in full force and effect and Manager shall have no defenses or claims against Borrower with respect thereto. Any new or subsequent agreements providing for the management and operation of the Fairmont Hotel shall be subject to Lender’s approval.

(b) The Management Agreement shall be subordinated to the lien of the Mortgage pursuant to an Assignment and Subordination of Management Agreement and Consent of Manager dated as of the date of this Mortgage and recorded, and further shall be assigned to Lender as additional security for the Loan.

(c) Notwithstanding any provision to the contrary contained herein or in the other Loan Documents, the Borrower and Operating Lessee may not amend, modify, supplement, alter or waive any right under the Management Agreement without the written consent of Lender, provided however, without any requirement for consent, Borrower and Operating Lessee may agree to any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and waiver of any nonmaterial rights thereunder, including without limitation, any such modification, change, supplement, alteration, amendment or waiver that does not affect the cash management procedures set forth in the Management Agreement or the Loan Documents, decrease the cash flow of the Property, adversely affect the marketability of the Property, change the definitions of “default” or “event of default,” change the definitions of “operating expense” or words of similar meaning to add additional items to or delete items from such definitions, change the definitions of “owner’s distribution” or “owner’s equity” or words of similar meaning so as to reduce the payments due the Borrower thereunder, change the definition of “debt service amount” or “owner indebtedness”, or “net cash flow” or “net operating cash flow”, or words of similar meaning, change the timing of remittances to the Borrower or Operating Lessee thereunder, change the priority of distributions of “net cash flow”, or words of similar meaning, to Borrower or Operating Lessee thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Basic Fee (as defined in the Management Agreement) or Incentive Fee (as defined in the Management Agreement) payable under such Management Agreement.

(d) Borrower or Operating Lessee may not enter into a new Management Agreement unless approved by Lender in its sole and absolute discretion.

Section 2.9 FF&E. If any future acquisition of FF&E is leased, Lender shall have the right to consent to such leasing. If Lender consents to such leasing, Lender shall have the right to approve the terms of any leases and to receive an assignment of the tenant’s interest in any leased equipment. Lender shall also receive from the lessor (provided lessor is an entity unaffiliated with Lender and its affiliates) of such equipment (i) an estoppel certificate reflecting the lease agreement and the defaults, if any, of Borrower under the lease agreement, and (ii) an agreement providing that if Lender shall ever become the owner of the Real Property, such lessor’s lease, at Lender’s option, may be assumed by Lender at the same rental charges, and under the same terms and conditions as are presently contained in such lease. Any lease referred to in this section shall be subject to Lender’s prior written approval.

Section 2.10 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a) Borrower and/or Operating Lessee, as applicable, shall immediately notify Lender of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Lender under the Loan Documents (collectively, “Actions”). Borrower and/or Operating Lessee as applicable shall appear in and defend any Actions.

(b) Lender shall have the right, at the cost and expense of Borrower, to institute, maintain and participate in Actions or other proceedings and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Lender under the Loan Documents. Any money paid by Lender under this Section shall be reimbursed to Lender in accordance with Section 11.6 hereof.

Section 2.11 LIENS AND ENCUMBRANCES. Except as and to the extent expressly set forth in Article X to the contrary, without the prior written consent of Lender, to be exercised in Lender’s sole and absolute discretion, other than the Permitted Exceptions, Borrower and/or Operating Lessee, as applicable, shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Mortgage (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Borrower and/or Operating Lessee as applicable shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence.

Section 2.12 DEBT SERVICE RESERVE ACCOUNT.

(a) As of the Execution Date, Liable Party has funded a debt service reserve account (the “DS Account”) in the amount of $1,851,300.00 (the “DS Funds”) with Lender’s servicer and a debt service account in the amount of $3,648,700.00 with Lender’s servicer in connection with the Affiliated Guarantor Loan (as hereinafter defined in Section 2.12 (e) below).

(b) Lender may commingle the DS Account with other funds of Lender. However, Lender shall pay interest on the DS Account at the monthly money market rate quoted by the “Bank Rate Monitor” national index as determined by Lender. Lender may use another rate quoted by the Bank Rate Monitor, instead of such money market rate or another comparable national index in the event Lender determines such other rate or index is more appropriate under the circumstances. Additionally, in the event the Bank Rate Monitor national index is no longer published, then Lender may select another comparable index. Borrower and Liable Party acknowledge and agree that all risk of loss with respect to the principal amount of such deposits shall be at the sole risk of Borrower and Liable Party.

(c) Provided that there is no pending Event of Default under the Loan Documents or event with the giving of notice or the passage of time would be an Event of Default, in the event that operating income from the Property is not sufficient to pay Borrower’s obligations to pay installments of principal and interest under the Loan (“Debt Service Shortfall”), provided that Borrower submits evidence, satisfactory to Lender in its sole discretion, that there is a Debt Service Shortfall, Borrower shall be permitted to direct Lender to apply the DS Funds to the payment of Debt Service Shortfalls.

(d) In the event any DS Funds are disbursed from the DS Account as provided above, then the Liable Party shall be required pursuant to the terms of the Guaranty to replace such withdrawn funds into the DS Account no later than 90 days after the date of any disbursements (“Liable Party Reimbursement Obligation”). The failure of Liable Party to replace such funds into the DS Account within such 90 day period shall be an Event of Default under the Guaranty and under the Mortgage.

(e) For the purpose of this Section, Affiliated Guarantor Loan shall mean that certain loan made by Lender to Affiliated Guarantor, which loan is evidenced by a Promissory Note dated as of the Execution Date in the amount of $220,000,000.00 executed by Affiliated Guarantor in favor of Lender (the “Affiliated Guarantor Note”), the repayment of which is secured by, among other documents, a Deed of Trust, Security Agreement and Fixture Filing

encumbering the property and improvements located at 335 Powell Street, San Francisco, California and more particularly described therein (the “Affiliated Guarantor Property”). Borrower acknowledges and agrees that it has received a copy of the Promissory Note and Deed of Trust, Security Agreement and Fixture Filing for the Affiliated Guarantor Loan (“Affiliated Guarantor Deed of Trust”) and the other loan documents for the Affiliated Guarantor Loan (the “Affiliated Guarantor Loan Documents”).

(f) Provided that there is then no pending Event of Default under the Loan Documents or under the Guaranty, Liable Party may, from time to time, request Lender to transfer funds in the DS Account to pay Debt Service Shortfalls (as defined in the Affiliated Guarantor Deed of Trust) (“DS Funds Transfer”); provided, however that the amount of the DS Funds Transfer shall be subject to the Liable Party Reimbursement Obligation as more particularly set forth in Section 2.12(c).

(g) If an Event of Default occurs, Lender shall have the right, at its election, to apply any amounts held under this Section 2.12 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions.

(h) Lender shall release DS Funds to Liable Party (a “Release Event”) in the event that (i) (w) if after the date which is eighteen months following the Advance Date (as defined in the Note), the “trailing” twelve-month net operating income (“NOI”) for the Property reaches $12,500,000.00, as determined by Lender in its sole and absolute discretion and (x) if a Release Event occurs under the Affiliated Guarantor Loan or if the Affiliated Guarantor Loan has been satisfied in full; or (ii) (y) if after the date which is thirty-six months following the Advance Date the “trailing” twelve-month NOI for the Property reaches $10,400,000.00 as determined by Lender in its sole and absolute discretion and (z) if a Release Event occurs under the Affiliated Guarantor Loan or if the Affiliated Guarantor Loan has been satisfied in full; or (iii) if after the date which is eighteen months following the Advance Date, the “trailing” twelve-month net operating income (“NOI”) for the Property and the Affiliated Guarantor Property reaches $40,800,000.00, as determined by Lender in its sole and absolute discretion; or (iv) if after the date which is thirty-six months following the Advance Date the “trailing” twelve-month NOI for the Property and the Affiliated Guarantor Property reaches $34,000,000.00, as determined by Lender in its sole and absolute discretion (each such occurrence, a “Release Threshold”).

(i) If a Release Event occurs, the DS Account shall not be reinstated for the remaining term of the Loan even if the NOI is reduced below the Release Threshold.

(j) Borrower agrees to protect and indemnify Lender and to hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs) arising from or in any way connected with the holding of the DS Account and the disbursement of any of the DS Account funds. Borrower covenants and agrees to pay any costs and expenses in connection with the establishment and administration of the DS Account, including, without limitation bank fees and costs, and administration fees, costs and disbursements of Lender’s servicer.

(k) Except as and to the extent expressly set forth if this Section, the DS Account shall remain in place throughout the term of the Loan.

Section 2.13 PROCEEDS DEPOSIT ACCOUNT.

(a) On the Execution Date, Borrower and Operating Lessee have established the Proceeds Deposit Account and have executed, together with Bank, the DAC Agreement.

(b) So long as there is no Event of Default under Section 11.1(a) hereof, and no Event of Default under Section 11.1(a) of the Affiliated Guarantor Deed of Trust (a “Deposit Account Event of Default”) or any event which, with the passage of time, would constitute an Event of Default under Section 11.1(a) hereof or under Section 11.1(a) of the Affiliated Guarantor Deed of Trust (a “Pending Deposit Account Event of Default”), the amounts in the Proceeds Deposit Account shall be automatically distributed to Operating Lessee and Borrower; provided however that upon the occurrence of an Deposit Account Event of Default or Pending Deposit Account Event of Default under the Loan or the Affiliated Guarantor Loan, Lender shall have the right, in its sole and absolute discretion, subject to Section 2.13(c), to instruct Bank pursuant to the terms of the DAC Agreement to cease all further distributions from the Proceeds Deposit Account to Borrower and/or Operating Lessee for the remainder of the term of the Loan; provided, however, the cross reference in this sentence to Section 11.1(a) of the Affiliated Guarantor Deed of Trust shall be disregarded if the Affiliated Guarantor Property has been transferred pursuant to Section 10.3 of the Affiliated Guarantor Deed of Trust.

(c) Notwithstanding the foregoing, if a Pending Deposit Account Event of Default is cured under the Loan or under the Affiliated Guarantor Loan prior to it becoming an Event of Default, then the amounts in the Proceeds Deposit Account shall again be automatically released to each Operating Lessee and Borrower.

ARTICLE III

INSURANCE

Section 3.1 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a) During the term of this Mortgage, Borrower and Operating Lessee at its sole cost and expense shall provide or shall cause the Manager under the Management Agreement to provide insurance policies and certificates of insurance satisfactory to Lender and in such amounts, and with the types of coverage, exclusions and the companies underwriting these coverages as hereinafter described. In no event shall such policies be terminated or otherwise allowed to lapse unless replaced with a policy complying with the requirements set forth in this Article III. Borrower shall be responsible for its own deductibles. Borrower shall also pay for any insurance, or any increase of policy limits, not described in this Mortgage which Borrower requires for its own protection or for compliance with government statutes. Borrower’s insurance shall be primary and without contribution from any insurance procured by Lender.

Policies of insurance shall comply with the following requirements:

(1) Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000; provided, however, the deductibles for perils of earthquake and windstorm shall not be in excess of 5% of the total insured value; and (iv) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Lender or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Borrower and approved by Lender or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Mortgage to the extent available.

(3) Business Income insurance in an amount sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover 24 months “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of 12 months. The amount of such insurance shall be increased from time to time during the term of this Mortgage as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (i) the total annual estimate of gross income in connection with the operation, use and from use and occupancy of the Property as a hotel which is received by Manager, Operating Lessee and/or Borrower, including without limitation, all hotel room revenues, restaurant food and beverage revenues and other revenues, less any non-continuing expenses for such period, (ii) the amount of all rent and other charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Manager, Operating Lessee and/or Borrower, and (iii) any other amounts payable to Borrower or to any affiliate of Borrower pursuant to leases or occupancy or license agreements of any type or nature.

(4) If Lender determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Borrower will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the Full Replacement Cost or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

(5) During the period of any construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State of Illinois.

(6) Workers’ Compensation insurance, subject to the statutory limits of the State of Illinois, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7) Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements with sublimit of $150,000,000 for the Property. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(8) Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Lender.

(9) Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Borrower, Borrower’s employees or Borrower’s agents in connection with the Property.

(10) Windstorm insurance at an amount equal to the Full Replacement Cost plus loss of rents and EPI as above and subject to deductibles as approved by Lender.

(11) Such other insurance as may from time to time be reasonably required by Lender against other insurable hazards, including, but not limited to, vandalism, environmental, sinkhole and mine subsidence.

(b) Lender’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:

(1) The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5), (a)(7), (a)(8), and (a)(10) of this Section 3.1 shall identify Lender under the New York Standard Mortgagee Clause (non-contributory) endorsement.

(2) The insurance policy referenced in Section 3.1 (a)(2) shall name Lender as an additional insured.

(3) The policies of insurance referenced in Section 3.1(a)(8) shall name Lender in such form and manner as Lender shall require, consistent with industry practice of institutional lenders.

(4) All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Lender in the event of policy cancellation and/or material change.

(c) All the insurance companies must be authorized to do business in the State and be approved by Lender in the good faith exercise of its discretion. Insurance must be provided by an AM Best Excellent rated company with a financial size X ($500mm - $750mm); provided this requirement shall be deemed satisfied if 90% of the insurance carriers have the specified rating and financial size and in no event shall the financial size be below VIII and, provided further that those carriers below X are not in the primary or first $100,000,000 of coverage. So called “Cut-through” endorsements shall not be permitted.

(d) Borrower shall deliver evidence satisfactory to Lender of payment of premiums due under the insurance policies.

(e) Certified copies of the policies, and any endorsements, shall be made available for inspection by Lender upon request. If any policy is canceled before the Loan is satisfied, and Borrower fails to immediately procure replacement insurance, Lender reserves the right but shall not have the obligation immediately to procure replacement insurance at Borrower’s cost.

(f) Borrower shall be required during the term of the Loan to continue to provide Lender with evidence of original renewal policies or replacements of the insurance policies referenced in Section 3.1 (a). Lender may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.1 instead of requiring the actual policies. Lender shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days following expiration. The failure of Borrower to maintain the insurance required under this Article III shall not constitute a waiver of Borrower’s obligation to fulfill these requirements.

(g) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Lender’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Lender.

(h) Pursuant to the Illinois Collateral Protection Act and the Illinois Financial Institution Insurance Sales Law, Lender hereby notifies Borrower and Operating Lessee as follows:

Borrower may obtain insurance required in connection with the Loan from any insurance agent, broker, or firm that sells such insurance, provided the insurance requirements in connection with the Loan are otherwise complied with, including without limitation, requirements with respect to financial strength and size of any proposed insurer. Borrower’s choice of insurance provider will not affect Lender’s credit decision or Borrower’s credit terms. Unless Borrower provides Lender with evidence of the insurance coverage as required in this Article III, Lender may purchase such insurance at Borrower’s expense to protect Lender’s interest in Borrower’s collateral. This insurance may, but need not, protect Borrower’s interests. The coverage Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Mortgage. If Lender purchases insurance for the collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of such insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total outstanding balance of the Loan. The costs of the insurance acquired by Lender may be more than the cost of insurance Borrower may be able to obtain on its own.

Section 3.2 ADJUSTMENT OF CLAIMS.

(a) Subject to clause (c) below, in the event of a Casualty or Condemnation where the claim for damage to, or loss or destruction of, all or a portion of the Property does not exceed $2,000,000.00, Borrower may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower and Operating Lessee are authorized to collect and receive for Lender any insurance proceeds.

(b) Subject to clause (c) below, in the event of a Casualty or Condemnation where the claim for damage to, or loss or destruction of, all or a portion of the Property exceeds $2,000,000.00, Borrower may settle and adjust such claim only with the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed).

(c) Notwithstanding the terms of clauses (a) and (b) above, Lender shall have the sole authority to adjust any claim with respect to a Casualty or Condemnation and to collection all insurance proceeds during the period an Event of Default has occurred and is continuing.

Section 3.3 ASSIGNMENT TO LENDER. In the event of the foreclosure of this Mortgage or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Borrower and/or Operating Lessee as applicable in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.

ARTICLE IV

BOOKS, RECORDS AND ACCOUNTS

Section 4.1 BOOKS AND RECORDS. Borrower and/or Operating Lessee as applicable shall keep adequate books and records of account in accordance with generally accepted accounting principles (as supplemented by the Uniform System of Accounts for the Lodging Industry, current edition) (“GAAP”), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

(a) quarterly rent rolls in electronic form if available and otherwise by hard copy, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.2) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each fiscal quarter;

(b) a quarterly profit and loss statements on a cash basis and operating statement of the Property and year to date operating statements in electronic form detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Borrower;

(c) an annual balance sheet and profit and loss statement of Borrower in electronic form in the form required by Lender, prepared and certified by Borrower, and if required by Lender, audited financial statements for Borrower and any Liable Party prepared by an independent certified public accountant acceptable to Lender within ninety (90) days after the close of each fiscal year of Borrower and the Liable Party, as the case may be;

(d) the annual operating budget (i) when and as prepared by and submitted by Manager for approval by Borrower and /or Operating Lessee and (ii) in the form when and as finally approved by Borrower and Operating Lessee;

(e) copies of any appraisals obtained by Borrower;

(f) quarterly financial statements and supplemental statements of Liable Party evidencing compliance with the Minimum Net Worth Requirements (as defined in Section 8.5); and,

(g) Monthly STAR Reports compiled by Smith Travel Research, Inc. which shall be submitted quarterly and/or provided to Lender upon written request.

Section 4.2 PROPERTY REPORTS. Upon request from Lender or its representatives and designees, Borrower and/or Operating Lessee as applicable shall furnish in a timely manner to Lender: an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

Section 4.3 ADDITIONAL MATTERS.

(a) Borrower shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender or the rating agencies in form and substance satisfactory to Lender or the rating agencies.

(b) Borrower shall furnish Lender and its agents convenient facilities for the examination and audit of any such books and records.

(c) Lender and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Borrower and its affiliates or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any guarantor or indemnitor where the books and records are located. Lender shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

ARTICLE V

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.1 BORROWER’S REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender as follows:

(a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases, and Borrower has delivered to Lender true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases, if any (the “Lease Guaranties”).

(b) There are no defaults by Borrower and/or Operating Lessee as applicable under the Existing Leases and, to the best knowledge of Borrower, there are no defaults by Manager or any tenants under the Existing Leases. The Existing Leases and Lease Guaranties, if any, are in full force and effect.

(c) To the best knowledge of Borrower, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d) No Existing Leases may be amended terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.

Section 5.2 REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OPERATING LEASE.

(a) The Operating Lease shall not be amended or modified or terminated without the prior written approval of Lender; provided however, that Borrower and Operating Lessee may without Lender’s approval agree to non-material modifications or amendments to the Operating Lease which do not materially alter the obligations of Borrower as Operating Lessor, grant Operating Lessee any rights or powers with respect to the Property that are inconsistent with the rights and obligations of Borrower under the Loan Documents, or grant or confer upon any third party any of the rights, benefits or obligations under the Operating Lease, including without limitation any right to receive any of the income, revenue or profits of the Property. Notwithstanding the foregoing, Borrower and Operating Lessee may enter into rent schedule amendments and corresponding amendments to the text of the Operating Lease (e.g., lease term, dates, amounts, etc.) to the Operating Lease to the extent necessary to comply with REIT tax rules provided that Lender is provided with a copy of all such amendments.

(b) Borrower absolutely, presently and unconditionally grants, assigns and transfers to Lender all of Borrower’s right, title, interest and estate in, to and under the Operating Lease; provided, that Lender acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Borrower hereunder.

(c) In the event of a termination, cancellation or surrender of the Operating Lease by Operating Lessee, Borrower shall assume any and all obligations of Operating Lessee under the Management Agreement and cure any and all defaults of Operating Lessee under the Management Agreement.

Section 5.3 ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Borrower’s and/or Operating Lessee’s as applicable obligations under the Loan Documents, Borrower and/or Operating Lessee as applicable absolutely, presently and unconditionally grants, assigns and transfers to Lender all of Borrower’s and/or Operating Lessee’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Lease Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Lender acknowledges and agrees that Borrower and Operating Lessee are permitted to collect the Rents and Profits unless and until an Event of Default occurs. The Existing Leases and Lease Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases” but such term expressly excludes the Operating Lease.

Section 5.4 PERFORMANCE OF OBLIGATIONS.

(a) Borrower and/or Operating Lessee as applicable shall perform all obligations under any and all Leases. If any of the acts described in this Section are done without the written consent of Lender, at the option of Lender, they shall be of no force or effect and shall constitute a default under this Mortgage.

(b) Borrower and/or Operating Lessee as applicable agrees to furnish Lender executed copies of all future Leases. Borrower and/or Operating Lessee as applicable shall not, without the express written consent of Lender, (i) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to this Mortgage as Exhibit “B”, or (ii) cancel or terminate any Leases or Lease Guaranties except in the case of a default unless Borrower has entered into a new Lease covering all of the premises of the Lease being terminated, or (iii) modify or amend any Leases in any material way or materially reduce the rent, or (iv) unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease, or (v) accept payment of advance rents or security deposits in an amount in excess of one month’s rent or (vi) enter into any options to purchase the Property.

(c) Notwithstanding anything to the contrary in this Mortgage, (i) the covenants and agreements of Borrower and Operating Lessee in Sections 5.4, 5.5 and 5.6 hereunder shall be subject to the limitation that Borrower and Operating Lessee shall only be required to use commercially reasonable efforts to enforce any rights they may have under the Management Agreement to ensure that Manager takes actions under the Management Agreement consistent with the requirements of Sections 5.4, 5.5 and 5.6 hereof; (ii) subject to the obligation to use commercially reasonable efforts to enforce any rights under the Management Agreement, Borrower, Operating Lessee and Liable Party shall not be deemed in default hereunder or under the Guaranty as a result of the exercise by Manager of any of its rights pursuant to the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6 of this Mortgage; and (iii) the rights of Manager under the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6 shall not be limited or restricted in any manner except as may be expressly provided in an instrument in writing signed by Manager and delivered to Lender.

(d) Notwithstanding the foregoing, the Operating Lease shall not be subject to the Leasing Guidelines or the provisions of Section 5.3, provided however that any leasing or subleasing of all or any part of the Leased Improvements (as defined in the Operating Lease) pursuant to the Operating Lease shall be subject to the Leasing Guidelines.

Section 5.5 SUBORDINATE LEASES. The Operating Lease and each Lease entered into after the Execution Date affecting the Property shall be absolutely subordinate to the lien of this Mortgage and shall also contain a provision, satisfactory to Lender, to the effect that in the event of the foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser. Lender shall have the right in its sole and absolute discretion to make any Lease superior to the Mortgage. If requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. If Lender requests, Borrower and/or Operating Lessee as applicable shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Lender on forms which have been approved by Lender. Borrower shall pay or cause to be paid by Operating Lessee all costs and expenses incurred by Lender in connection with granting a non-disturbance agreement including reasonable attorney’s fees, and a processing fee of $2,500.00 for each non-disturbance agreement.

Section 5.6 LEASING COMMISSIONS. Borrower covenants and agrees that all contracts and agreements relating to the Property, if any, entered into by Borrower or Operating Lessee requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Lender and (ii) be subordinate to the lien of this Mortgage. Lender will be provided evidence of Borrower’s compliance with this Section upon request.

Section 5.7 REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OWNER AGREEMENT.

(a) The Owner Agreement shall not be amended or modified or terminated without the prior written approval of Lender; provided however, that Manager, Borrower and Operating Lessee may without Lender’s approval agree to non-material modifications or amendments to the Owner Agreement which do not materially alter the obligations or rights of Borrower thereunder.

(b) Borrower absolutely, presently and unconditionally grants, assigns and transfers to Lender all of Borrower’s right, title, interest and estate in, to and under the Owner Agreement; provided, however that Lender acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Borrower hereunder.

(c) The Owner Agreement shall be and remain subject and subordinate to this Mortgage and shall be terminated and of no further force and effect upon a foreclosure of the Property by Lender or the acceptance of a deed in lieu of foreclosure.

ARTICLE VI

ENVIRONMENTAL HAZARDS

Section 6.1 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants, covenants and agrees to and with Lender that (i) neither Borrower nor, to the best of Borrower’s knowledge, after due inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property except as expressly disclosed in the Phase I Environmental Report provided to Lender or as expressly approved by Lender in writing and (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Borrower and/or Operating Lessee as applicable, and any tenant, subtenant or occupant of the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.6), (iii) Borrower and/or Operating Lessee as applicable will use best efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v) Borrower does not know of, and has not received, any written or oral notice of other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Borrower and/or Operating Lessee as applicable shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, and (vii) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower’s and/or Operating Lessee’s as applicable, files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

Section 6.2 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Borrower and/or Operating Lessee as applicable shall perform or cause to be performed the Remedial Work in compliance with such requirements. All Remedial Work shall be performed by one or more contractors, selected by Borrower and/or Operating Lessee as applicable and approved in advance in writing by Lender, and under the supervision of a consulting engineer, selected by Borrower and/or Operating Lessee as applicable and approved in advance in writing by Lender. All costs and expenses of Remedial Work shall be paid by Borrower and/or Operating Lessee, as applicable, including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Lender’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Borrower and/or Operating Lessee as applicable shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.

Section 6.3 ENVIRONMENTAL SITE ASSESSMENT. Lender shall have the right, at any time and from time to time, if Lender has a reasonable belief that the environmental condition of the Property has adversely changed since the date of the Loan to undertake, at the expense of Borrower, an environmental site assessment on the Property, including any testing that Lender may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Borrower and/or Operating Lessee as applicable shall cooperate fully with Lender and its consultants performing such assessments and tests.

Section 6.4 UNSECURED OBLIGATIONS. The obligations under this Article VI shall continue in full force and effect and any breach of this Article VI shall constitute an Event of Default. The lien of this Mortgage shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Mortgage but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Lender to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this

Mortgage following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 6.5 HAZARDOUS MATERIALS.

“Hazardous Materials” shall include without limitation:

(a) Those substances included within the definitions of “hazardous substances”, “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

(b) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(c) Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials;

(d) Those substances defined as “hazardous substances,” hazardous waste,” or “hazardous materials” in the Illinois Environmental Protection Act, 415 ILCS 5/1 et seq., the Uniform Hazardous Substances Act of Illinois, 430 ILCS 35/1 et seq., and the Illinois Hazardous Materials Transportation Act, 430 ILCS 30/1 et seq., and in the regulations promulgated pursuant to such laws;

(e) Those chemicals known to cause cancer or reproductive toxicity, as reported or defined pursuant to the Illinois Health and Hazardous Substance Registry Act, 410 ILCS 525/1 et seq. and the Illinois Environmental Protection Act, 415 ILCS 5/1 et seq., and the regulations promulgated pursuant to such laws;

(f) Those substances listed under Illinois Environmental Protection Act, 415 ILCS 5/1 et seq.; and,

(g) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Section 6.6 REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1 BORROWER’S REPRESENTATIONS.

Borrower represents and warrants as follows:

(a) Except as expressly approved by Lender in writing, no casualty or damage to any part of the Property which would cost more than $500,000.00 to restore or replace has occurred which has not been fully restored or replaced.

(b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Borrower received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c) There is no pending proceeding for the total or partial condemnation of the Property.

Section 7.2 RESTORATION.

(a) Borrower and/or Operating Lessee as applicable shall give prompt written notice of any casualty to the Property which would cost more than $500,000.00 to repair to Lender whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Borrower and/or Operating Lessee as applicable covenants and agrees to commence and diligently pursue to completion the Restoration (as defined in (b) below).

(b) Borrower assigns to Lender all Insurance Proceeds which Borrower and/or Operating Lessee as applicable is entitled to receive in connection with a casualty whether or not such insurance is required under this Mortgage. Except as and to the extent provided in Section 7.4, in the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. Lender shall hold and disburse the Insurance Proceeds less the cost, if any, to Lender of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) the casualty or damage occurs during the last year of the term of the Loan, including any extensions; or (ii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence; or (iii) the occurrence of a Material Casualty (as defined in 7.4(b)) or a Material Condemnation (as defined in Section 7.4(b)), if the Management Agreement does not require Operating Lessee or Borrower to restore the Property, and/or Operating Lessee and/or Borrower have the right to terminate the Management Agreement pursuant to the terms of the Management Agreement as a result of such Casualty or Condemnation.

(d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Borrower and/or Operating Lessee as applicable shall comply with Lender’s Requirements For Restoration as defined in Section 7.5 below. Upon Borrower’s and/or Operating Lessee’s, as applicable, satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Lender to Borrower.

(e) In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4 if applicable, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.

Section 7.3 CONDEMNATION.

(a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (each a “Condemnation”), Lender shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (the “Condemnation Proceeds”). At its option, Lender shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

(b) Borrower assigns to Lender all Condemnation Proceeds which Borrower and/or Operating Lessee as applicable is entitled to receive. Except as and to the extent provided in Section 7.4, in the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Borrower and/or Operating Lessee as applicable shall commence and diligently pursue to completion the Restoration. Lender shall hold and disburse the Condemnation Proceeds less the cost, if any, to Lender of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.

(c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Borrower and/or Operating Lessee as applicable shall comply with Lender’s Requirements For Restoration as set forth in Section 7.5 below. Upon Borrower and/or Operating Lessee as applicable’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Lender to Borrower.

(d) In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4, if applicable, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.

Section 7.4 CASUALTY AND CONDEMNATION RESTORATION PURSUANT TO MANAGEMENT AGREEMENT.

(a) Notwithstanding any provision of the Mortgage or any other Loan Document, in the event of a Material Casualty or Material Condemnation, if the Management Agreement provides that the Operating Lessee or Borrower is required to restore the Property and such Operating Lessee or Borrower does not have the right to terminate the Management Agreement pursuant to the terms of the Management Agreement as a result of such Casualty or Condemnation or otherwise, then Lender shall make such proceeds available to Borrower for the restoration of the Property (which shall be applied in accordance with the Requirements for Restoration) as set forth in Section 7.5, provided that: (i) an Event of Default does not then currently exist, (ii) the repair, restoration and rebuilding of any portion of the Property that has been damaged or destroyed or which remains after a Material Condemnation, can be accomplished in full compliance with all Requirements for Restoration and other requirements relating to land and building design and construction, use and maintenance, that pertain to or affect the Property or any part of the Property to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty (the repair, restoration and rebuilding to the condition described in this clause (ii) is referred to herein as the “Restoration Standard”), (iii) the Casualty or Condemnation occurs more than one year prior to the Maturity Date; and (iv) restoration of the Property in accordance with the terms herein is estimated to require not more than one year to complete from the date of the occurrence of the Casualty or Condemnation; and (v) the estimated cost to restore the Property in accordance with the terms herein, as approved by Lender in its commercially reasonable discretion, does not exceed the amount of the Net Insurance Proceeds available for restoration and other amounts, if any, committed to the costs of the restoration by Liable Party or any Affiliate, evidenced by documents satisfactory to Lender, and with respect to which Lender has been granted a security interest as evidenced by such documents required by Lender satisfactory in form and content to Lender.

(b) For purposes of this Section 7.4, the following terms have the following meanings:

(i) “Material Casualty” shall mean a Casualty where the loss (a) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding principal amount of the Loan or (b) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the Property to be unavailable for its applicable use.

(ii) “Material Condemnation” shall mean a Condemnation where the loss (a) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding principal amount of the Loan or (b) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the applicable Property to be unavailable for its applicable use.

Section 7.5 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Lender, the following are the “Requirements For Restoration”:

(a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (other than activities required to protect the Property from further damage or to provide for the health and/or safety of the public or workers) (the “Work”), Borrower and/or Operating Lessee as applicable shall provide Lender for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect satisfactory to Lender (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) an estimate of the amount of money which Lender reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Lender (the “Contractor”) in a form approved by Lender in writing; and (v) a completion guaranty of such Work by Liable Party in a form reasonably satisfactory to Lender.

(b) Borrower and/or Operating Lessee as applicable shall not commence the Work, other than temporary work to protect the Property, protect the health or safety of the public or workers, or prevent interference with business, until Borrower and/or Operating Lessee as applicable shall have complied with the requirements of subsection (a) of this Section 7.5. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Lender’s discretion, waived, Lender shall disburse the Restoration Funds in increments to Borrower, from time to time as the Work progresses:

(i) Architect or another person approved by Lender shall be in charge of the Work.

(ii) Lender shall disburse the Restoration Funds directly or through escrow with a title company selected by Borrower and approved by Lender, upon not less than ten (10) days’ prior written notice from Borrower to Lender and Borrower’s delivery to Lender of (A) Borrower’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form satisfactory to Lender which states that (a) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Lender, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Lender that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence satisfactory to Lender that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, and (z) an endorsement to Lender’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(iii) The final Request for Payment shall be accompanied by (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Lender’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(c) If (i) within one hundred eighty (180) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Borrower fails to submit to Lender and receive Lender’s approval of Borrower’s preliminary plans and specifications or fails to deposit with Lender the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are finalized and approved by all such governmental authorities and Lender, Borrower and/or Operating Lessee as applicable fails to commence promptly or diligently continue to completion the Restoration, or (iii) Borrower and/or Operating Lessee as applicable becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the nonfulfillment of one or more of these conditions, Lender may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Lender may determine, and at Lender’s option and in its sole discretion, Lender may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

Section 8.1 ERISA. Borrower hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Borrower’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

Section 8.2 NON-RELATIONSHIP. Neither Borrower nor any general partner, director, member or officer of Borrower nor, to Borrower’s knowledge, any person who is a Borrower’s Constituent (as defined in Section 8.4) is (i) a director or officer of Lender, (ii) a parent, son or daughter of a director or officer of Lender or a descendent of any of them, (iii) a stepparent, adopted child, step-son or step-daughter of a director or officer of Lender or (iv) a spouse of a director or officer of Lender.

Section 8.3 NO ADVERSE CHANGE. Borrower represents and warrants that there has been no material adverse change from the conditions shown in the application submitted for the Loan by Borrower (“Application”) or in the materials submitted in connection with the Application.

Section 8.4 BORROWER’S REPRESENTATIONS AND WARRANTIES.

(a) Borrower represents and warrants that it has delivered to Lender true and correct copies of all Borrower’s and Operating Lessee’s and Liable Party’s organizational documents and except for the Borrower Guaranty (as defined in Section 10.1(b)) and as expressly approved by Lender in writing, there have been no changes in Borrower’s members or Operating Lessee’s members (“Borrower’s Constituents”) since the date that the Application was executed by Borrower and Strategic Hotels & Resorts Inc. and/or its legally permitted successors and assigns (“SHRI”) continues to Control (as defined in Section 10.4) Liable Party.

(b) Borrower represents and warrants that neither Borrower, nor any of the Borrower’s Constituents, is involved in any litigation, arbitration or other proceeding nor is there any governmental investigation pending which if determined adversely would materially adversely affect Borrower’s ability to perform in accordance with the Loan Documents, and to the best knowledge of Borrower, no such proceeding is contemplated or threatened.

(c) Borrower represents and warrants that Borrower has received reasonably equivalent value for the granting of this Mortgage.

(d) Borrower represents and warrants that neither Borrower, nor any of the Borrower’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Borrower, no such proceeding is contemplated or threatened.

(e) Borrower represents and warrants that neither Borrower nor any partner, member or stockholder of Borrower has been convicted of, or been indicted for a felony criminal offense.

(f) Borrower represents and warrants that neither Borrower nor any partner, member or stockholder of Borrower is in default under the Revolver Loan (as defined in Section 10.4) or any mortgage, deed of trust, note, loan or credit agreement.

Section 8.5 COVENANTS AND AGREEMENTS WITH RESPECT TO LIABLE PARTY AND STRATEGIC HOTELS & RESORTS, INC.

(a) Borrower covenants and agrees that at all times during the term of the Loan, as tested at the end of each fiscal quarter, the Consolidated Group (as hereinafter defined in (c) (iii) below) shall be and remain in compliance with the following net worth requirement (the “Minimum Net Worth Requirements”):

(i)(x) SHRI shall retain a Market Capitalization (as hereinafter defined in (c)(i) below) of no less than $175,000,000, and (y) Liable Party shall be the direct or indirect beneficial owner of no less than ten (10) luxury or upper upscale hotels located in North America; or, in the event and only in the event that the requirements in this Section 8.5 (a)(i) are not met, then,

(ii)(x) The Consolidated Group Leverage Ratio (as hereinafter defined in (c)(ii) below) of the Consolidated Group shall be no greater than 80% and (y) Liable Party shall be the direct or indirect beneficial owner of no less than ten (10) luxury or upper upscale hotels located in North America.

(b) In the event that Market Capitalization is determined to be less than $175,000,000 as of any reporting date required under the Loan Documents (the “MC Determination Date”), Borrower shall have 90 days from the MC Determination Date to commission and finalize appraisals by a third party valuation firm for use in determining the Consolidated Group Leverage Ratio. The valuation firm shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, appraisals which have been finalized by an approved third party valuation firm no more than 6 months prior to the MC Determination Date calculation shall be deemed valid for the determination of the Consolidated Group Leverage Ratio calculation.

(c) Unless otherwise specifically referenced, the following terms shall have the following meanings for purposes of this Section only:

(i) “Market Capitalization” shall be calculated as “Consolidated Shares Outstanding” multiplied by the “Average Share Price.” “Consolidated Shares Outstanding” shall be the sum of consolidated: (i) common shares outstanding, (ii) operating partnership units outstanding, (iii) stock options outstanding, and (iv) restricted stock units outstanding, as detailed in the Consolidated Group’s quarterly supplemental financial information or as determined from other sources. “Average Share Price” shall be determined by calculating the average daily closing price of SHRI common stock over the relevant quarter.

(ii) “Consolidated Group Leverage Ratio” shall be calculated by dividing Total Debt by Total Consolidated Appraisal Value. “Total Debt” shall be the sum of: (i) total mortgages and other debt payable, (ii) exchangeable senior notes, net of discount, and (iii) bank credit facility minus the lesser of $40 million or 50% of cash and cash equivalents, as detailed in the Consolidated Group’s quarterly supplemental financial information or as determined from other sources. “Total Consolidated Appraisal Value” shall be the sum of the market value of each hotel under the ownership of the Liable Party, which is consolidated on the consolidated balance sheets on the Consolidated Group’s quarterly financial statements. The following hotel assets are included in the Consolidated Group Leverage Ratio as of the date of the Loan :

Fairmont Chicago

Fairmont Scottsdale

Four Seasons Punta Mita

Four Seasons Washington, D.C.

Hyatt Regency La Jolla

InterContinental Chicago

InterContinental Miami

InterContinental Prague

Loews Santa Monica Beach Hotel

Marriott Grosvenor Square

Marriott Lincolnshire Resort

Ritz-Carlton Half Moon Bay

Ritz-Carlton Laguna Niguel

Westin St. Francis

(iii) “Consolidated Group” shall mean Liable Party, SHRI and their Subsidiaries (for all purposes in connection herewith, a “Subsidiary” is for any entity, any other entity in which such first entity or a subsidiary of such entity holds capital stock and whose financial results would be consolidated under generally accepted accounting principles (“GAAP”) with the financial results of such first entity on the consolidated financial statement of such first entity).

(d) The provisions of this Section 8.5 shall not apply following a one time transfer of the entire Property pursuant to Section 10.3 provided that the transferee is not an Affiliate or Close Affiliate of Borrower or Liable Party.

Section 8.6 FOREIGN INVESTOR. Neither Borrower nor any partner, member or stockholder of Borrower is, and no legal or beneficial interest in a partner, member or stockholder of Borrower is or will be held, directly or indirectly by, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of l986, as amended and Borrower is not a “disregarded entity” within the meaning of such Code of Regulations.

Section 8.7 US PATRIOT ACT. Neither Borrower nor any partner, member or stockholder of Borrower is, and no legal of beneficial interest in a partner, member or stockholder of Borrower is or will be held, directly or indirectly, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation.

ARTICLE IX

EXCULPATION AND LIABILITY

Section 9.1 LIABILITY OF BORROWER. Except as expressly set forth in the balance of this Section or in the Indemnity Agreement or Guaranty, anything contained herein or in any other Loan Documents to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on the Note or for any other obligation hereunder or under the Loan Documents against (i) any affiliate, parent company, trustee or advisor of Borrower, Operating Lessee, or Liable Party, or owner of a direct or indirect beneficial or equitable interest in Borrower, Operating Lessee or Liable Party, any member in Borrower or Operating Lessee, or any partner, shareholder or member therein (other than against Liable Party pursuant to the Guaranty or Indemnity Agreement or other than the Affiliated Guarantor under the Affiliated Guaranty or the Affiliated Guarantor Subordinate Deed of Trust); (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), individual or entity to which any ownership interest in Borrower, Operating Lessee or Liable Party shall have been transferred; (iv) any purchaser of any asset of Borrower, Operating Lessee or Liable Party; or (v) any other Person (except Borrower and Liable Party pursuant to the Guaranty and except for the Affiliated Guarantor under the Affiliated Guaranty or the Affiliated Guarantor Subordinate Deed of Trust), for any deficiency or other sum owing with respect to the Note. It is understood that the Note (except as set forth in the balance of this Section and in the Indemnity Agreement or Guaranty) may not be enforced against any person described in clauses (i) through (v) above (other than against Liable Party pursuant to the Indemnity Agreement or Guaranty as set forth in clauses (i) and (v) above and other than the Affiliated Guarantor under the Affiliated Guaranty or the Affiliated Guarantor Subordinate Deed of Trust as set forth in clauses (i) and (v) above) unless such person is independently liable for the obligations under the Loan Documents, the Indemnity Agreement, the Guaranty or other document relating to the Loan, and Lender agrees not to sue or bring any legal action or proceeding against any such person in such respect. However, nothing contained in this Section or the Loan Documents shall:

(a) prevent recourse to the Borrower or, if and to the extent applicable, the Liable Party or the assets of Borrower, or, if and to the extent applicable, the assets of the Liable Party, or enforcement of the Mortgage or other instrument or document by which Borrower is bound pursuant to the Loan Documents;

(b) if and to the extent applicable, prevent recourse to the Affiliated Guarantor pursuant to the Affiliated Guaranty or, if and to the extent applicable, the enforcement of the Affiliated Guarantor Subordinate Deed of Trust;

(c) limit Lender’s rights to institute or prosecute a legal action or proceeding or otherwise make a claim against Borrower, Operating Lessee and/or the Liable Party for damages and losses to the extent arising directly or indirectly from any of the following or against the person or persons committing any of the following:

(i) fraud or intentional misrepresentation by Borrower, Operating Lessee and/or the Liable Party,

(ii) the misappropriation by Borrower, Operating Lessee or any affiliate of Borrower or Operating Lessee of any proceeds (including, without limitation, any Rents, security deposits, tenant letters of credit, insurance proceeds and condemnation proceeds), including (x) the failure to pay any such amounts to Lender as and to the extent required under the Loan Documents, (y) the collection of Rents for a period of more than 30 days in advance, and (z) such amounts received after an Event of Default and not applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property,

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Indemnity Agreement or in the Mortgage with respect to Hazardous Materials,

(iv) physical damage to the Property from intentional waste committed by Borrower, Operating Lessee or any affiliate of Borrower or Operating Lessee,

(v) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Lender, in the event (and arising out of such circumstances) that Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Lender relative to the Property, which is found by a court of competent jurisdiction to have been raised by Borrower or Operating Lessee in bad faith or to be without basis in fact or law,

(d) limit Lender’s rights to recover damages to the extent arising from Borrower’s or Operating Lessee’s failure to comply with the provisions of the Mortgage pertaining to ERISA,

(e) limit Lender’s rights to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of the Mortgage and any amount expended by Lender in connection with the foreclosure of the Mortgage,

(f) limit Lender’s rights to enforce any leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; or

(g) limit Lender’s rights to recover costs and damages arising from Borrower’s or Operating Lessee’s failure to pay any Premiums or Impositions in the event Borrower is not required to deposit such amounts with Lender pursuant to Section 2.5 of the Mortgage.

Section 9.2 RECOURSE LOAN. Notwithstanding the foregoing, this limitation of liability shall not apply and the Loan will be a fully recourse Loan to Borrower and to Liable Party:

(a) in the event of any Transfer of the Property in violation of this Mortgage or in the event Borrower or Operating Lessee enters into any indebtedness for borrowed money which is secured by a lien, security interest or other encumbrance of any part of the Property, other than the Loan and any related obligations to Lender with respect to the Loan, the Borrower Guaranty (as defined in Section 10.1(b) and the Subordinate Mortgage (as defined in Section 10.1(b)) or except either as allowed by the Mortgage or approved by Lender; or,

(b) if (i) Borrower, Operating Lessee or Liable Party commences a voluntary bankruptcy or insolvency proceeding under the Bankruptcy Code which is not dismissed within 90 days of filing, or (ii) an involuntary case is commenced against Borrower, Operating Lessee or Liable Party under the Bankruptcy Code which is not dismissed within 90 days of filing, or (iii) an involuntary case is commenced against Borrower or Operating Lessee under the Bankruptcy Code with the collusion of Borrower or Operating Lessee, Liable Party or any of their affiliates or related entities, or (iv) a petition for relief is filed with respect to Borrower or Operating Lessee or Liable Party under the Bankruptcy Code through the actions of Borrower or Operating Lessee, Liable Party or any of their affiliates or related entities which is not dismissed within 90 days of filing. Notwithstanding the previous sentence, neither Borrower nor Liable Party shall be personally liable for payment of the Loan merely by reason of an involuntary bankruptcy (irrespective of its duration) as to which the following conditions are satisfied (1) such involuntary bankruptcy is not solicited, procured or supported by Borrower or any Related Person (as such term is defined below); (2) there is no debt or other obligation and there are no creditors, in any case which are prohibited by the Loan Documents; (3) Borrower and each Related Person in such involuntary bankruptcy proceeding will consent to and support and perform all actions requested by Lender to obtain relief from the automatic stay and to obtain adequate protection for Lender; (4) none of the Borrower nor any Related Persons shall propose or in any way support any plan of reorganization which in any way modifies or seeks to modify any provisions of the Loan Documents or any of Lender’s rights under the Loan Documents; and (5) none of Borrower nor any Related Persons shall propose or consent to any use of cash collateral except with Lender’s consent, which may be withheld in Lender’s sole discretion. As used herein, a “Related Person” shall mean (a) the Affiliated Guarantor and any guarantor or other person or entity which is liable in any way (including contingently liable) for any part of the Loan, (b) person or entity which has any direct or indirect interest in Borrower or in which Borrower has any direct or indirect interest, or (c) any person who, by reason of any relationship with any of the foregoing, would be reasonably expected to act in accordance with the request of any of the foregoing.

(c) Notwithstanding the foregoing, Lender agrees that its sole recourse against the Operating Lessee for the Operating Lessee’s obligations hereunder or under the other Loan Documents shall be to the collateral owned by the Operating Lessee and pledged to Lender pursuant to the terms of the Loan Documents; provided however, the foregoing shall not limit Lender’s rights against Borrower and/or Liable Party and/or the Affiliated Guarantor with respect to the obligations of Operating Lessee to the extent otherwise permitted under the Loan Documents.

ARTICLE X

SINGLE PURPOSE ENTITY; CHANGE IN OWNERSHIP, CONVEYANCE OF

PROPERTY; PROHIBITIONS ON FINANCING AND DEBT

Section 10.1 SINGLE PURPOSE ENTITY; INDEPENDENT DIRECTOR; BORROWER GUARANTY AND SUBORDINATE MORTGAGE.

(a) During the term of the Loan, Borrower and Operating Lessee shall each be a single purpose entity (“Single Purpose Entity”) and the Loan Documents and Borrower’s and Operating Lessee’s organizational documents shall provide that Borrower (and Operating Lessee, if and to the extent applicable) shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii) except to the extent expressly permitted by this Mortgage, incur additional indebtedness except for trade payables in the ordinary course of business of owning and operating the Property, provided that such indebtedness is paid within ninety (90) days of when incurred; (viii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets (except following a transfer of the Property which is expressly permitted under Section 10.3 or Section 10.9, and (ix) modify, amend or revise its organizational documents in a manner which would change any of the foregoing restrictions. During the term of the Loan, Borrower and Operating Lessee shall each have at least one member (or, if Borrower or Operating Lessee is an entity other than a limited liability company, a member of its board of directors) which is not reemployed by, related to or affiliated with Borrower or any Related Entities (“Independent Entity”) which Independent Entity shall be subject to the prior written approval of Lender and any replacements or substitutions of such Independent Entity shall be subject to the prior written approval of Lender. All of the foregoing requirements of this Section 10.1(a) shall be referred to herein as the “Single Purpose Entity Covenants and Representations”.

(b) Notwithstanding anything contained herein to the contrary, Borrower shall be authorized (i) to enter into an affiliate guaranty for the benefit of Lender (“Borrower Guaranty”) guarantying the obligations of Affiliated Guarantor to Lender under the Affiliated Guarantor Loan Documents and (ii) to secure its obligations under the Borrower Guaranty by executing and delivering a Mortgage, Security Agreement and Fixture Filing (the “Subordinate Mortgage”) encumbering the Property which shall be recorded on the Property immediately after the recordation of this Mortgage.

Section 10.2 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a) Borrower shall not cause or permit: (i) the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Borrower or in Operating Lessee or in the partners, or stockholders, or members or beneficiaries of, Borrower or Operating Lessee or of any of Borrower’s Constituents; or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Borrower, Operating Lessee or any of the general partners or members of Borrower or Operating Lessee, including, without limitation, any conversion of Borrower or Operating Lessee or any general partner or member of Borrower or Operating Lessee to limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers”).

(b) The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Borrower; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either or (iii) subject to the applicable provisions of Article V, any sublease of space at the Leased Improvements (as defined in the Operating Lease) in accordance with the terms and conditions of the Operating Lease; or (iv) transfers of interests in SHRI, as and to the extent permitted under Section 10.4 of this Mortgage.

(c) Borrower or transferee shall pay all costs and expenses incurred by Lender in connection with any Transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees.

Section 10.3 ONE TIME TRANSFER RIGHT.

(a) Notwithstanding anything in this Mortgage to the contrary, Borrower shall have a one time right to transfer either or both of the Property and the Affiliated Guarantor Property to a transferee (a “Permitted Transferee”), subject to the following conditions: (i) there being no Event of Default under the Loan Documents, the Indemnity Agreement, the Guaranty or under the Affiliated Guarantor Loan Documents at the time of the transfer, (ii) Lender’s approval of the transferee, in its sole and absolute discretion, (iii) the transferee shall be able to make and shall make the ERISA representations and other representations set forth in Sections 8.1, 8.2, 8.4 (excluding clause (f)), 8.6 and 8.7 of this Mortgage, (iv) the cash flow, in the opinion of Lender, derived from the Property and the Affiliated Guarantor Property shall be no less than 1.5 times the annual payments required under the Loan and the Affiliated Guarantor Loan considered separately as determined by Lender in its sole and absolute discretion, (v) the loan to value ratio of the Property and the Affiliated Guarantor Property at the time of the transfer shall not be greater than 60% for each property considered separately as determined by Lender in its sole and absolute discretion, (vi) if the Property is transferred, Borrower or the transferee shall pay a fee equal to one percent (1%) of the outstanding principal balance of the Note at the time of the assumption together with a nonrefundable processing fee in the amount of $10,000.00 for each property that is transferred, (vii) the transferee shall expressly assume the Loan Documents and the Indemnity Agreement in a manner satisfactory to Lender and additional liable parties acceptable to Lender shall execute the Guaranty with respect to events arising or occurring from and after the date of the transfer, which additional liable parties must have (in the aggregate if more than one) a net worth of not less than $600,000,000.00, (viii) the transferee must be experienced in the ownership, management and leasing of properties similar to the Property, (ix) Borrower or transferee shall pay all costs and expenses incurred by Lender in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees, and (x) if the Loan has been securitized, Lender shall have received confirmation that the assumption of the Loan by the transferee will not result in an adverse change in the rating of the Securities by the Rating Agency. No such transfer shall release Borrower or Liable Party from their obligations under the Loan Documents, the Indemnity Agreement or the Guaranty or Affiliated Guarantor under the Affiliated Guaranty with respect to events arising or occurring prior to the date of transfer but Borrower and Liable Party shall be released with respect to events arising or occurring after the date of transfer and the Affiliated Guarantor shall not be liable for any events arising or occurring after the date of such transfer. Lender, in its reasonable discretion, may elect to document the assumption of the Loan with a new Promissory Note, Mortgage and such other transaction documents (“New Loan Documents”) as it reasonably deems necessary or desirable to be executed by such transferee, which New Loan Documents shall contain terms substantially identical to the terms of the existing Loan Documents, except as modified to reflect the transaction.

(b) Upon exercise of the right to transfer the Property to a Permitted Transferee pursuant to this Section 10.3, the Borrower Guaranty shall be released and the Subordinate Mortgage reconveyed as provided in Section 10.9

Section 10.4 OTHER PERMITTED TRANSFERS.

(a) Notwithstanding anything in this Mortgage to the contrary, (1) under no circumstances shall there be any restriction or limitation with respect to the transfer of any direct or indirect legal, beneficial, or direct or indirect equitable interest in SHRI, and (2) subject to the terms and provisions of this Section, there shall be no restriction or limitation in any respect to (and no Event of Default shall result or arise from) the sale, assignment, conveyance, or transfer, mortgage, hypothecation or other disposition or other encumbering of any direct or indirect legal, beneficial or direct or indirect equitable interest in Liable Party or any person or entity owning a direct or indirect interest therein provided that:

(i) Borrower shall provide Lender with notice of such transaction simultaneously with its occurrence;

(ii) at all times, prior to a transfer pursuant to Section 10.3(a), and execution of a guaranty by a new liable party, Strategic Hotel Funding, L.L.C. remains the Liable Party under the Loan, and the Liable Party or a Close Affiliate of Liable Party Controls Borrower and Operating Lessee;

(iii) at all times, SHRI shall (a) own at least seventy-five percent (75%) of the equity of Liable Party and shall Control the Liable Party and (b) the Consolidated Group shall be in compliance with the Minimum Net Worth Requirements;

(iv) if there shall be a pledge, hypothecation or other encumbering of a direct or indirect ownership interest in Liable Party or any person or entity owning a direct or indirect interest therein (collectively, “Pledge”), such Pledge shall be in connection only with financing provided by a Qualified Institutional Lender (as defined below), and any transfer of any direct or indirect legal, beneficial or direct or indirect equitable interest in Liable Party or any person or entity owning a direct or indirect interest therein as a result of default under such financing shall be to a Qualified Institutional Lender; and

(v) Borrower or transferee shall pay all costs and expenses incurred by Lender in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees.

(b) Specifically, subject to the conditions of sub-clauses (i) through (v) of Section 10.4(a) above, the provisions of Section 10.2 and Section 10.5 shall not apply to the Revolver Loan (as hereinafter defined) or any guaranty thereof or pledge of ownership interest in Liable Party or its Affiliates in connection therewith in favor of the lenders thereunder. “Revolver Loan” shall mean that certain revolving credit facility from various financial institutions, as lenders, Deutsche Bank Trust Company of Americas as Administrative Agent and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as Co-Lead Arrangers and Joint Book Running Managers to Strategic Hotel Funding, L.L.C., evidenced by that certain Credit Agreement, dated as of March 9, 2007, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time, which Revolver Loan shall not at any time be secured by a lien, pledge or security interest or other encumbrance of any part of the Property and/or Borrower.

(c) Unless otherwise specifically referenced, the following terms shall have the following meanings for purposes of this Section only:

(i) “Affiliate” shall mean a Person or Persons directly or indirectly, through one or more intermediaries, that Controls, is Controlled by or is under common Control with the Person or Persons in question.

(ii) “Control” and “Controlling” shall mean the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being a managing member, general partner, officer or director of the person or entity in question), to both (A) direct or cause the direction of the management and policies of the Person in question, and (B) conduct the day-to-day business operations of the Person in question.

(iii) “Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.

(iv) “Qualified Institutional Lender” shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, government entity or plan, or real estate investment trust, in each case having, together with their Close Affiliates, at least one billion dollars ($1,000,000,000) in capital/statutory surplus, shareholder’s equity or net worth, as applicable, (the “Lender Net Worth Requirement”) and being experienced in making commercial real estate loans or otherwise investing in commercial real estate; provided, however, if a loan is made or credit is otherwise extended by a syndicate or group of lenders, then and in such event, more than fifty percent (50%) of the loan must be held by entities (including their Close Affiliates) that each meet the Minimum Net Worth Requirement.

Section 10.5 PROHIBITION ON SUBORDINATE FINANCING. Except as and to the extent expressly permitted in Section 10.4 or Section 10.6, Borrower shall not incur or permit the incurring of (i) any financing in addition to the Loan and the Borrower Guaranty that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest in Borrower.

Section 10.6 PERMITTED DEBT. Borrower and Operating Lessee shall be allowed to incur the following indebtedness and obligations (herein “Permitted Debt”), which other than the Loan and the Borrower Guaranty under the following clause (i) shall not be secured by the Property: (i) the Loan and any related obligations to Lender under the Loan Documents and the Borrower Guaranty and Subordinate Mortgage, (ii) unsecured amounts payable for or in respect of the operation of the Property incurred in the ordinary course of Borrower’s business (“Trade Payables”), paid by Borrower within sixty (60) days of incurrence, provided that in no event shall the aggregate amount of such Trade Payables incurred by Borrower exceed three percent (3%) of the aggregate Loan Amount, (iii) purchase money indebtedness and capital lease obligations incurred in the ordinary course of business and operation of the Property, but in no event shall the annual scheduled debt service on such indebtedness or obligations exceed the aggregate amount of Five Hundred Thousand Dollars ($500,000.00), (iv) any management fees accrued in accordance with the terms of the Management Agreement but which are not yet due and payable, (v) Impositions not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with the terms and conditions of Section 2.4 of the Mortgage, and (vi) indebtedness relating to liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business, and liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with Section 2.4 of the Mortgage. In addition, Borrower shall be allowed to enter into guarantees or provide similar assurances or undertakings in favor of the Manager with respect to the obligations of the Operating Lessee under the Management Agreement provided that such obligations shall not be secured by any mortgage or other lien on the Property except as may be permitted in this Mortgage.

Section 10.7 PERMITTED LIENS. Borrower and Operating Lessee shall be allowed to create, suffer to exist or otherwise permit the following encumbrances or other liens with respect to the Property (“Permitted Liens”) subject to the terms of the Loan Documents as to priority thereof: (i) the liens and security interests created by the Loan Documents, (ii) those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 of the title insurance policy or policies which have been approved by Lender as of the Execution Date (“Permitted Exceptions”) (iii) liens, if any, for Impositions not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with the terms and conditions of Section 2.4 of the Mortgage, (iv) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business, and liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with the Mortgage, (v) Leases and the Management Agreement, (vi) easements, rights of way, or restrictions incurred or entered into by Borrower and/or Operating Lessee as applicable in the ordinary course of business, which in each case could not be reasonably expected to have a material adverse effect, do not diminish in any material respect the value of the Property or affect in any material respect the validity, enforceability or priority of the liens created by the Loan Documents, (vii) liens securing indebtedness permitted under clause (iii) of the definition of Permitted Debt in Section 10.6, so long as such lien is only in respect of the specific property relating to such obligation and notwithstanding the introductory clause to Section 10.6 to the contrary, is not secured by other portions of the Property, (viii) deposits securing or in lieu of surety, appeal or custom bonds in processing to which Borrower and/or Operating Lessee as applicable is a party, (ix) any judgment lien provided that the judgment it secures shall have been discharged of record or the execution thereof stayed pending appeal within thirty (30) days after entry thereof or within thirty (30) days after the expiration of any stay, as applicable in either case provided there is no imminent risk of forfeiture during such thirty (30) day period, and (x) such other title and survey exceptions as Lender has approved or may approve in writing.

Section 10.8 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. Except as and to the extent expressly provided to the contrary herein, during the term of the Loan, Borrower and/or Operating Lessee as applicable shall not, without the prior written consent of Lender, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Lender on or before the Execution Date, (v) any other single item of indebtedness or liability which does not exceed $25,000.00 or, when aggregated with other items or indebtedness or liability, does not exceed $100,000.00, and (vi) Permitted Debt.

Section 10.9 RELEASE OF BORROWER GUARANTY. The obligations of Borrower under the Borrower Guaranty shall terminate and the Subordinate Mortgage shall be released and reconveyed (“Borrower Guaranty Termination”) upon the first to occur of:

(i) The full payment and satisfaction of all obligations of Borrower under the Note, the Mortgage and the Loan Documents and all obligations of Affiliated Guarantor under the Affiliated Guarantor Loan Documents in accordance with their respective terms.

(ii) The exercise of the transfer right pursuant to and in accordance with Section 10.3 of the Mortgage with respect to either or both of the Property or the Affiliated Guarantor Property.

(iii) The occurrence of the events described in either Section 10.9(ii) or Section 10.9(iv) of the Affiliated Guarantor Deed of Trust.

(iv) The full payment and satisfaction of all obligations of Borrower under the Loan Documents in connection with a sale of the Property and the prepayment of the Note; provided, however, that in the event of such full payment and satisfaction, all of the following conditions precedent to the Borrower Guaranty Termination shall have occurred and be true at the time of the Borrower Guaranty Termination:

(1) There shall be no pending Event of Default under the Loan Documents or the Affiliated Guarantor Loan Documents;

(2) The loan-to-value ratio (“Loan to Value Ratio”) for the Affiliated Guarantor Property encumbered by the Affiliated Guarantor Deed of Trust shall not be greater than 60% as determined by Lender in its sole and absolute discretion; provided however, that a principal reduction payment may be made under the Affiliated Guarantor Note in accordance with the terms of the Affiliated Guarantor Note, including the payment of any applicable prepayment fee, in order to meet the Loan to Value Ratio;

(3) The debt service coverage ratio for the Affiliated Guarantor Property encumbered by the Affiliated Guarantor Deed of Trust (the “DSC”) shall not be less than 1.50x as determined by Lender in its sole and absolute discretion; provided however, that a principal reduction payment may be made under the Affiliated Guarantor Note in accordance with the terms of the Affiliated Guarantor Note, including the payment of any applicable prepayment fee, in order to meet the DSC; and,

(v) Borrower shall pay all costs and expenses incurred by Lender in connection with the Borrower Guaranty Termination and the release of the Subordinate Mortgage, including without limitation, documentation costs, and reasonable attorneys’ fees.

Section 10.10 STATEMENTS REGARDING OWNERSHIP. Borrower agrees to submit or cause to be submitted to Lender within thirty (30) days after December 3lst of each calendar year during the term of this Mortgage and ten (10) days after any written request by Lender, a sworn, notarized certificate, signed by an authorized (i) individual who is Borrower or one of the individuals comprising Borrower, (ii) member of Borrower, (iii) partner of Borrower or (iv) officer of Borrower, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Borrower has been made by Borrower and if so, to whom; or (z) there has been any change in the individual(s) comprising Borrower or in the partners, members stockholders or beneficiaries of Borrower from those on the Execution Date, and if so, a description of such change or changes.

ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.1 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Borrower’s covenants in this Mortgage and shall constitute a default (“Event of Default”):

(a) The failure of Borrower to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Lender or otherwise, within seven (7) days of the due date of such payment or (ii) to pay or cause to be paid any amounts as and when due to Manager under the Management Agreement prior to the expiration of any grace period provided in the Management Agreement;

(b) The failure of Borrower or Operating Lessee as applicable to perform or observe any of the other terms, covenants or conditions of this Mortgage not specified in Section 11.1(a) for thirty (30) days after notice; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and Borrower or Operating Lessee shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower or Operating Lessee in the exercise of due diligence to cure such default, but the aggregate cure period under this clause (b) shall not exceed ninety (90) days;

(c) The filing by Borrower and/or Operating Lessee as applicable or one of the Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(d) If any representation, warranty certification, financial statement or other information furnished by Borrower, Operating Lessee or Liable Party herein or in any other Loan Document shall be materially false or materially misleading as of the date the representation or warranty was made and, such materially false or materially misleading representation, warranty certification, financial statement or other information is not cured within thirty (30) days after receipt by Borrower of notice thereof;

(e) If Borrower and/or Operating Lessee as applicable shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Borrower’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property;

(f) If an Event of Default occurs under the Guaranty;

(g) If an Event of Default occurs under the Affiliated Guaranty or the Affiliated Guarantor Subordinate Deed of Trust;

(h) If an Event of Default occurs under the Management Agreement with respect to Borrower and or Operating Lessee, as applicable;

(i) If an Event of Default occurs under the Operating Lease with respect to Borrower or Operating Lessee;

(j) If an Event of Default occurs under the Owner Agreement with respect to Borrower or Operating Lessee or Manager; or

(k) If Borrower or Liable Party shall default under the Indemnity Agreement.

Section 11.2 REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Lender, become immediately due and payable, without further notice or demand, and Lender may undertake any one or more of the following remedies:

(a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Lender may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Lender is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Lender; and/or

(b) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Lender, in Lender’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(c) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Lender shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Borrower and/or Operating Lessee as applicable or any of the Liable Party. Borrower and Liable Party shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Lender or any receiver shall not affect or cure any Event of Default.

Section 11.3 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.2 of this Mortgage, to the extent permitted by law, the Lender shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

Section 11.4 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, including laws enacted after the Execution Date, Borrower and Lender HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Mortgage or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

Section 11.5 LENDER’S RIGHT TO PERFORM BORROWER’S OBLIGATIONS. Borrower agrees that, if Borrower and/or Operating Lessee as applicable fails to perform any act or to pay any money which Borrower and/or Operating Lessee as applicable is required to perform or pay under the Loan Documents, Lender may make the payment or perform the act at the cost and expense of Borrower and in Borrower’s name or in its own name. Any money paid by Lender under this Section 11.5 shall be reimbursed to Lender in accordance with Section 11.6.

Section 11.6 LENDER REIMBURSEMENT. All payments made, or funds expended or advanced by Lender pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Borrower upon demand by Lender, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Borrower shall reimburse Lender within ten (10) days after receipt of written demand for such amounts.

Section 11.7 FEES AND EXPENSES. If Lender becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Borrower, the Property or the title thereto or Lender’s interest under this Mortgage, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Borrower shall reimburse Lender in accordance with Section 11.6 for all expenses, costs, charges and legal fees incurred by Lender (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.8 WAIVER OF CONSEQUENTIAL DAMAGES. Borrower covenants and agrees that in no event shall Lender be liable for consequential damages, and to the fullest extent permitted by law, Borrower expressly waives all existing and future claims that it may have against Lender for consequential damages.

ARTICLE XII

BORROWER AGREEMENTS AND FURTHER ASSURANCES

Section 12.1 PARTICIPATION AND SALE OF LOAN.

(a) Lender may, at any time and from time to time, sell, transfer or assign all or any portion of the Loan, and its servicing rights with respect to the Loan, grant one or more participation interests in the Loan and the Loan Documents. Lender may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”) (such issuance of Securities is referred to as a “Securitization”). Lender shall use commercially reasonable efforts to provide Borrower thirty (30) days advance notice of any securitization. Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Secured Indebtedness and to Borrower or any Liable Party and the Property, whether furnished by Borrower, any Liable Party or otherwise, as Lender determines necessary or desirable. Lender agrees to use commercially reasonable efforts to maintain the confidentiality of any financial information with respect to Borrower and/or Liable Party which Borrower advises Lender is confidential and not publicly available at the time it is provided to Lender; provided however such obligation to maintain the confidentiality of such financial information with respect to Borrower, and/or Liable Party shall terminate if and when, through no fault of Lender, the information ceases to be confidential.

(b) Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division. Borrower shall cooperate with reasonable requests of Lender in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Lender, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Borrower than those contained herein and in the Note, and (y) which do not increase Borrower’s obligations hereunder or decrease Borrower’s rights under the Loan Documents. If Lender redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof.

(c) Borrower and Liable Party will cooperate with Lender and the Rating Agencies in furnishing such information and providing such estoppel certificates and other assistance, reports and legal opinions as Lender may reasonably request in connection with any of the foregoing transactions. In addition, Borrower acknowledges that Lender may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Lender’s possession or which Lender is entitled to receive under the Loan Documents, with respect to the Loan, Borrower, Liable Party or the Property. Borrower shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower or any Liable Party as may be requested by Lender, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.

(d) Notwithstanding the foregoing, Borrower and Operating Lessee will not in any event be required to incur, suffer or accept (except to a de minimis extent) (i) any lesser rights or greater obligations than as currently set forth in the Loan Documents and (ii) any expense or any liability in connection with such transfers described in this Section 12.1.

Section 12.2 REPLACEMENT OF NOTE. Upon notice to Borrower of the loss, theft, destruction or mutilation of the Note, Borrower will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 12.3 BORROWER’S ESTOPPEL. Within ten (10) days after receipt of a written request by Lender, Borrower shall furnish an acknowledged written statement in form satisfactory to Lender (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents, the Management Agreement or the Operating Lease or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Lender may reasonably request. If Borrower does not furnish an estoppel certificate within the 10-day period, Borrower appoints Lender as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.

Section 12.4 FURTHER ASSURANCES. Borrower shall, without expense to Lender execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Lender shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Lender the Property and rights conveyed or assigned by this Mortgage or which Borrower may become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Mortgage. If Borrower fails to comply with the terms of this Section, Lender may, at Borrower’s expense, perform Borrower’s obligations for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact to do so. The appointment of Lender as attorney-in-fact is coupled with an interest.

Section 12.5 SUBROGATION. Lender shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE XIII

SECURITY AGREEMENT

Section 13.1 SECURITY AGREEMENT.

THIS MORTGAGE CREATES A LIEN ON THE PROPERTY IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE ILLINOIS UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, LENDER MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR LENDER MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH LENDER’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS MORTGAGE. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS MORTGAGE IS RELEASED OR SATISFIED OF RECORD.

Section 13.2 REPRESENTATIONS AND WARRANTIES.

Borrower warrants, represents and covenants as follows:

(a) Borrower and/or Operating Lessee as applicable owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Lender in writing or as otherwise allowed hereunder. Borrower will notify Lender of, and will protect, defend and indemnify Lender against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property contrary to the preceding sentence.

(b) The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Borrower’s and/or Operating Lessee’s as applicable business.

(c) Borrower and/or Operating Lessee as applicable will not remove the Personal Property without the prior written consent of Lender, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Borrower and/or Operating Lessee as applicable with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 13.3 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Lender in this Mortgage shall not be construed to limit or impair the lien of this Mortgage or the rights of Lender with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.4 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Lender from the effect of U.C.C. Section 9313, as amended from time to time and as enacted in the State, in the event that Borrower and/or Operating Lessee as applicable intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a) Before executing any security agreement or other document evidencing or perfecting the security interest, Borrower and/or Operating Lessee as applicable shall obtain the prior written approval of Lender. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b) Borrower shall pay all sums and perform all obligations secured by the security agreement. A default by Borrower under the security agreement shall constitute a default under this Mortgage. If Borrower fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Lender, at its option, may pay the secured amount and Lender shall be subrogated to the rights of the holder of the purchase money security interest.

(c) Lender shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d) The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the lien is permitted by Section 10.7(vii) or if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Mortgage in a manner satisfactory to Lender.

ARTICLE XIV

MISCELLANEOUS COVENANTS

Section 14.1 NO WAIVER. No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Lender shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.2 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Mortgage shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.3 HEIRS AND ASSIGNS; TERMINOLOGY.

(a) This Mortgage applies to, inures to the benefit of , and binds Lender, Liable Party and Borrower, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Borrower” shall include both the original Borrower and any subsequent owner or owners of any of the Property. The term “Lender” shall include both the original Lender and any subsequent holder or holders of the Note. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party.

(b) In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

(c) If more than one party executes this Mortgage as Borrower, the obligations of such parties shall be the joint and several obligations of each of them.

Section 14.4 SEVERABILITY. If any provision of this Mortgage should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Mortgage except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Secured Indebtedness immediately due and payable.

Section 14.5 APPLICABLE LAW.

(a) IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS MORTGAGE AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

(b) BORROWER AND LENDER FURTHER ACKNOWLEDGE, AGREE, AND STIPULATE THAT THE STATE OF ILLINOIS HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES INVOLVED IN THIS TRANSACTION AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS MORTGAGE.

Section 14.6 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Mortgage.

Section 14.7 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Borrower’s and/or Operating Lessee’s as applicable obligations under this Mortgage and the other Loan Documents.

Section 14.8 NO MERGER. In the event that Lender should become the owner of the Property, there shall be no merger of the estate created by this Mortgage with the fee estate in the Property.

Section 14.9 NO MODIFICATIONS. This Mortgage may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Borrower and Lender.

Section 14.10 USE OF PROCEEDS. The Borrower represents and agrees that the Secured Indebtedness is exempt from the limitation upon the amount of interest that may be charged under 815 ILCS 205/4 for one or more of the reasons set forth in such statute, and the Secured Indebtedness constitutes a business loan which comes within the purview of 815 ILCS 205/4.

Section 14.11 LIMITATION ON SECURED INDEBTEDNESS. It is expressly understood and agreed that the Secured Indebtedness will in no event exceed two hundred percent (200%) of (i) the total face amount of the Note plus (ii) the total interest which may hereafter accrue under the Note on such face amount.

Section 14.12 WAIVER OF HOMESTEAD AND REDEMPTION. Borrower releases and waives all rights under the homestead and exemption laws of the State of Illinois. Borrower acknowledges that the Property does not include “agricultural real estate” or “residential real estate” as those terms are defined in 735 ILCS 5/15-1201 and 5/15-1219. Pursuant to 735 ILCS 5/15-1601(b) Borrower waives any and all rights of redemption from sale under any order of foreclosure of this Mortgage or other rights of redemption which may run to Borrower or any other “Owner of Redemption”, as that term is defined in 735 ILCS 5/15-1212. Borrower waives all rights of reinstatement under 735 ILCS 5/15-1602 to the fullest extent permitted by Illinois law.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Operating Lessee have executed this Mortgage, or has caused this Mortgage to be executed by its duly authorized representative(s) as of the Execution Date.

BORROWER:

SHC COLUMBUS DRIVE, LLC,
a Delaware limited liability company

By:	/s/ Jonathan P. Stanner
Jonathan P. Stanner
Vice President, Corporate Finance

OPERATING LESSEE:

DTRS COLUMBUS DRIVE, LLC
a Delaware limited liability company

By:	/s/ Jonathan P. Stanner
Jonathan P. Stanner
Vice President, Corporate Finance

S-1

STATE OF ILLINOIS)

)   ss.

COUNTY OF COOK )

On May 5, 2010, before me, Peggy E. Samson, a Notary Public, personally appeared Jonathan P. Stanner, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Peggy E. Samson
Signature

(Seal)

STATE OF ILLINOIS)

)   ss.

COUNTY OF COOK )

On May 5, 2010, before me, Peggy E. Samson, a Notary Public, personally appeared Jonathan P. Stanner, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Peggy E. Samson
Signature

(Seal)

EXHIBIT “A”

TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

PROPERTY DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF CHICAGO, COUNTY OF COOK, STATE OF ILLINOIS AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PART OF THE LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, BEING THE WHOLE OF THE SOUTHWEST FRACTIONAL 1/4 OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF THE EAST LINE OF NORTH STETSON AVENUE, 74 FEET WIDE, AS SAID NORTH STETSON AVENUE IS SHOWN AND DEFINED ON THE PLAT TITLED “PLAT OF MID-AMERICA, A RESUBDIVISION OF THE PRUDENTIAL AND ILLINOIS CENTRAL SUBDIVISION,” AND RECORDED IN THE RECORDER’S OFFICE OF SAID COOK COUNTY, ILLINOIS ON NOVEMBER 20, 1957, AS DOCUMENT NO. 17069914, WITH THE NORTH LINE OF EAST LAKE STREET, 74.00 FEET WIDE, AS SAID EAST LAKE STREET WAS DEDICATED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN SAID RECORDER’S OFFICE ON THE 26TH DAY OF MARCH, 1984, AS DOCUMENT NO. 27018354 (SAID POINT OF INTERSECTION BEING 460.193 FEET, MEASURED ALONG SAID EAST LINE OF NORTH STETSON AVENUE, NORTH FROM THE POINT OF INTERSECTION OF SAID EAST LINE WITH THE NORTH LINE OF EAST RANDOLPH STREET, AS SAID EAST RANDOLPH STREET WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN SAID RECORDER’S OFFICE ON MARCH 14, 1979 AS DOCUMENT 24879731), AND RUNNING THENCE EAST ALONG SAID NORTH LINE OF EAST LAKE STREET, SAID NORTH LINE BEING PERPENDICULAR TO SAID EAST LINE OF NORTH STETSON AVENUE, A DISTANCE OF 352.541 FEET TO THE POINT OF BEGINNING AT THE SOUTHEAST CORNER OF THE HEREINAFTER DESCRIBED PARCEL OF LAND, SAID POINT OF BEGINNING BEING ALSO THE POINT OF INTERSECTION OF SAID NORTH LINE OF EAST LAKE STREET WITH THE WEST LINE OF NORTH COLUMBUS DRIVE, AS SAID NORTH COLUMBUS DRIVE WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN SAID RECORDER’S OFFICE ON THE 5TH DAY OF JUNE, 1972 AS DOCUMENT NO. 21925615; THENCE NORTH ALONG SAID WEST LINE OF NORTH COLUMBUS DRIVE, SAID WEST LINE BEING PERPENDICULAR TO SAID NORTH LINE OF EAST LAKE STREET, A DISTANCE OF 205.542 FEET; THENCE WEST ALONG A LINE PERPENDICULAR TO SAID WEST LINE OF NORTH COLUMBUS DRIVE A DISTANCE OF 107.541 FEET; THENCE SOUTH ALONG A LINE PARALLEL WITH SAID WEST LINE OF NORTH COLUMBUS DRIVE A DISTANCE OF 30.00 FEET; THENCE WEST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED COURSE A DISTANCE OF 120.00 FEET; THENCE SOUTH ALONG A LINE PARALLEL WITH SAID

WEST LINE OF NORTH COLUMBUS DRIVE A DISTANCE OF 175.542 FEET TO AN INTERSECTION WITH SAID NORTH LINE OF EAST LAKE STREET; THENCE EAST ALONG SAID NORTH LINE OF EAST LAKE STREET A DISTANCE OF 227.541 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM THE ABOVE DESCRIBED PARCEL THAT PART OF THE PROPERTY AND SPACE DEDICATED FOR EAST LAKE STREET, WHICH PART IS BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF THE EAST LINE OF NORTH STETSON AVENUE AS SHOWN AND DEFINED ON THE “PLAT OF MID-AMERICA, A RESUBDIVISION OF THE PRUDENTIAL AND ILLINOIS CENTRAL SUBDIVISION,” AND RECORDED IN THE OFFICE OF THE RECORDER OF COOK COUNTY, ILLINOIS, ON NOVEMBER 20, 1957 AS DOCUMENT NO. 17069914, WITH THE NORTH LINE, EXTENDED EAST OF EAST RANDOLPH STREET, AND RUNNING THENCE NORTH ALONG SAID EAST LINE OF NORTH STETSON AVENUE (SAID EAST LINE BEING A LINE WHICH IS 451.50 FEET, MEASURED PERPENDICULARLY, EAST FROM AND PARALLEL WITH THE EAST LINE OF NORTH BEAUBIEN COURT), A DISTANCE OF 460.193 FEET; THENCE EAST ALONG A LINE WHICH IS PERPENDICULAR TO SAID EAST LINE OF NORTH STETSON AVENUE, A DISTANCE OF 332.541 FEET TO THE POINT OF BEGINNING; THENCE NORTHEASTWARDLY ALONG A STRAIGHT LINE A DISTANCE OF 28.284 FEET TO A POINT WHICH IS 352.541 FEET, MEASURED PERPENDICULARLY, EAST FROM SAID EAST LINE OF NORTH STETSON AVENUE AND 20.00 FEET, MEASURED PERPENDICULARLY, NORTH FROM SAID LAST DESCRIBED COURSE EXTENDED EAST (SAID POINT BEING ON THE WEST LINE OF NORTH COLUMBUS DRIVE AS SAID NORTH COLUMBUS DRIVE WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN SAID RECORDER’S OFFICE ON THE 5TH DAY OF JUNE, 1972, AS DOCUMENT NO. 21925615); THENCE SOUTH ALONG SAID WEST LINE OF NORTH COLUMBUS DRIVE A DISTANCE OF 20.00 FEET; THENCE WEST ALONG A LINE WHICH IS PERPENDICULAR TO SAID EAST LINE OF NORTH STETSON AVENUE, A DISTANCE OF 20.00 FEET TO THE POINT OF BEGINNING; AND WHICH LIES BELOW AND EXTENDS DOWNWARD FROM AN ELEVATION OF 35.10 FEET ABOVE CHICAGO CITY DATUM AND WHICH LIES ABOVE AND EXTENDS UPWARD FROM AN ELEVATION OF 27.60 FEET ABOVE CHICAGO CITY DATUM.

PARCEL 2:

EASEMENTS FOR THE BENEFIT OF PARCEL 1, AS CREATED IN THE TRUSTEE’S DEED DATED AUGUST 16, 1983, AND RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON AUGUST 26, 1983, AS DOCUMENT NO. 26751440 AS FOLLOWS:

PEDESTRIAN AREA EASEMENT, MADE AVAILABLE ON THE DECK, AS THEREINAFTER DEFINED, FOR PEDESTRIAN USE (“PEDESTRIAN AREA”) HAVING A MINIMUM WIDTH OF 20 FEET AND EXTENDING FROM THE NORTH LINE TO THE SOUTH LINE OF THE DECK. THE PEDESTRIAN AREA SHALL PROVIDE ACCESS TO THE DECK AT THE SOUTHERLY LINE OF THE PROPERTY DEFINED AS PARCEL 1 AND SHALL BE AT SUCH LOCATION AS DETERMINED BY GRANTEE, PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH 2 OF SAID TRUSTEE’S DEED;

ALSO

ENTRANCE AREA EASEMENT, FOR PEDESTRIAN ACCESS TO THE ADJOINING PROPERTY, (THE APPROXIMATE LOCATION OF WHICH IS DEPICTED ON THE DRAWING ENTITLED EXHIBIT C ATTACHED TO THE DEED) PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH 3 OF SAID TRUSTEE’S DEED;

ALSO

A PEDESTRIAN WALKWAY (THE MID-BLOCK WALKWAY), FOR THE PURPOSE OF PROVIDING ACCESS TO THE BUILDING ON THE REALTY PROPERTY (SOUTH AND ADJOINING) AND TO THE BUILDING OR BUILDINGS TO BE LOCATED ON THE LAND INSURED HEREIN AS PARCEL 1, (THE APPROXIMATE LOCATION OF WHICH IS DEPICTED ON THE DRAWING ENTITLED EXHIBIT C ATTACHED TO THE DEED), PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH 4 OF SAID TRUSTEE’S DEED.

PARCEL 3:

A PERPETUAL AND EXCLUSIVE EASEMENT TO CONSTRUCT, USE, OPERATE, MAINTAIN, REPAIR, RECONSTRUCT AND REPLACE, (AT THE SOLE COST AND EXPENSE OF THE OWNER(S) OF PARCEL 1), A DRIVEWAY FOR INGRESS TO AND EGRESS, FROM THAT PART OF THE BLOCK OWNED BY THE LC TRUST MARKED “LC PROPERTY” ON EXHIBIT “A”, FOR THE BENEFIT OF PARCEL 1, PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH 1.2 OF A CERTAIN RECIPROCAL EASEMENT AGREEMENT DATED SEPTEMBER 30, 1985 AND RECORDED SEPTEMBER 30, 1985 AS DOCUMENT NO. 85,211,829, AS AMENDED BY AMENDMENT TO RECIPROCAL EASEMENT AGREEMENT DATED OCTOBER 1, 1985 AND RECORDED MARCH 25, 1986 AS DOCUMENT NO. 86115106, AT AN ELEVATION OF APPROXIMATELY 55 FEET, 6 INCHES ABOVE THE CHICAGO CITY DATUM AND WITHIN AN AREA OF THE BLOCK, HEREAFTER DEFINED, HAVING A LENGTH OF 74 FEET AND A WIDTH OF 10 FEET MARKED “DRIVEWAY EASEMENT” ON EXHIBIT “A” OF SAID RECIPROCAL EASEMENT AGREEMENT, SAID BLOCK DEFINED AS THAT PART OF THE LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, BEING THE WHOLE OF THE SOUTHWEST FRACTIONAL 1/4 OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, BOUNDED AS FOLLOWS:

ON THE NORTH BY THE SOUTH LINE OF EAST SOUTH WATER STREET, ON THE EAST BY THE WEST LINE OF NORTH COLUMBUS DRIVE, ON THE SOUTH BY THE NORTH LINE OF EAST LAKE STREET AND ON THE WEST BY THE EAST LINE OF NORTH STETSON AVENUE.

ALSO

PERPETUAL AND NON-EXCLUSIVE EASEMENTS TO USE, MAINTAIN AND REPAIR, AT THE SOLE COST AND EXPENSE OF THE GRANTEE, TWO EMERGENCY EXITWAYS FOR PEDESTRIAN USE, FOR THE BENEFIT OF PARCEL 1, PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH 1.3 OF SAID RECIPROCAL EASEMENT AGREEMENT AT AN ELEVATION OF APPROXIMATELY 57.0 FEET ABOVE CHICAGO CITY DATUM, EACH HAVING AN UNOBSTRUCTED WIDTH OF 3 FEET 8 INCHES EXTENDING FROM THE WEST LINE OF PARCEL 1 TO NORTH STETSON AVENUE MARKED “EXITWAY EASEMENTS” ON EXHIBIT “A” OF SAID RECIPROCAL EASEMENT AGREEMENT.

ALSO

PERPETUAL AND NON-EXCLUSIVE EASEMENTS TO ENTER UPON THAT PART OF THE BLOCK OWNED BY GRANTOR AS MAY BE REASONABLY NECESSARY, FOR THE PURPOSE OF WINDOW WASHING, CAULKING, TUCKPOINTING, SEALING AND ANY OTHER MAINTENANCE OR REPAIR OF THE IMPROVEMENTS CONSTRUCTED ON PARCEL 1 ALONG THE COMMON BOUNDARIES OF THE PROPERTY OWNED BY GRANTOR AND GRANTEE, TO THE EXTENT REASONABLY PRACTICABLE ALL SUCH MAINTENANCE AND REPAIR WORK WILL BE PERFORMED IN THE AIR RIGHTS, PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH 1.5 OF SAID RECIPROCAL EASEMENT AGREEMENT.

PARCEL 4: THE EMERGENCY EGRESS EASEMENT

A PERPETUAL EASEMENT FOR EMERGENCY EGRESS, FOR THE BENEFIT OF PARCEL 1, PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH I OF A CERTAIN HOTEL EASEMENT AGREEMENT DATED SEPTEMBER 30, 1985 AND RECORDED SEPTEMBER 30, 1985 AS DOCUMENT NO. 85211830 ON AN AREA DESCRIBED AND DEFINED AS THE “DECK EASEMENT AREA” IN SAID HOTEL EASEMENT AGREEMENT AND AMENDED BY AMENDMENT TO HOTEL EASEMENT AGREEMENT, RECORDED MARCH 25, 1986 AS DOCUMENT NO. 86115107, AND FURTHER AMENDED BY SECOND AMENDMENT TO HOTEL EASEMENT AGREEMENT DATED DECEMBER 30, 1993 RECORDED JANUARY 4, 1994 AS DOCUMENT NUMBER 94007534 AMENDING SAID EASEMENT TO THE AREA DEPICTED ON EXHIBIT “C-1” AND LEGALLY DESCRIBED ON EXHIBIT “D” ATTACHED THERETO AND MADE A PART THEREOF.

ALSO, THE OPERATING EASEMENT

EASEMENT FOR INGRESS AND EGRESS FOR MAINTENANCE AND REPAIR OF THE SOUTH FACADE OF THE HOTEL BUILT ON PARCEL 1, FOR THE BENEFIT OF PARCEL 1, CONTAINED IN PARAGRAPH II OF SAID HOTEL EASEMENT AGREEMENT ONTO THE NORTH 39 INCHES, MORE OR LESS, OF THE “AMOCO PROPERTY” AS DESCRIBED AND DEFINED IN SAID HOTEL EASEMENT AGREEMENT RECORDED MARCH 25, 1986 AS DOCUMENT NO. 86115107.

ALSO, THE AIRSPACE EASEMENTS

A PERPETUAL EASEMENT FOR THE BENEFIT OF PARCEL 1, TO INSTALL DAVITS OR OTHER DEVICES ONTO THE HOTEL INTO THE AIRSPACE OVER THE DECK AND TO UTILIZE SAID AIRSPACE FOR MAINTENANCE AND REPAIR OF THE HOTEL FROM SCAFFOLDS OR OTHER DEVICES ATTACHED THERETO, PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH III A., OF SAID HOTEL EASEMENT AGREEMENT INTO THE AIRSPACE OVER THE “DECK” AS DESCRIBED AND DEFINED IN SAID HOTEL EASEMENT AGREEMENT.

AND

A PERPETUAL EASEMENT, FOR THE BENEFIT OF PARCEL 1, TO PERMANENTLY ATTACH A CORNICE AND WINDOW WASHING TRACK ONTO THE TURRET PORTION AT THE TOP OF THE HOTEL INTO THE AIRSPACE ABOVE THE DECK (AS THEREIN DEFINED) AND TO UTILIZE SUCH AIRSPACE FOR THE WASHING OF WINDOWS AND MAINTENANCE OF THE TURRET PORTION OF THE HOTEL, PURSUANT TO THE TERMS AND PROVISIONS CONTAINED IN PARAGRAPH III B., OF SAID HOTEL EASEMENT AGREEMENT.

PARCEL 5:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THE STAIRWAY AND VESTIBULE EASEMENT AGREEMENT MADE BY AND BETWEEN GO ACIC ASSOCIATES LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED JULY 17, 1985 AND KNOWN AS TRUST NUMBER 64971 DATED OCTOBER 1, 1994 RECORDED NOVEMBER 29, 1994 AS DOCUMENT 04002367, FOR EMERGENCY PEDESTRIAN EGRESS, AND USE OF VESTIBULE AREA, OVER, UPON AND ACROSS THAT PORTION OF THE LAND AS SHOWN ON THE EXHIBIT “C” ATTACHED TO SAID EASEMENT AGREEMENT.

PIN-17-10-316-023

Street Address—200 North Columbus Drive, Chicago, Illinois

EXHIBIT “B”

TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Lender, from time to time, with respect to the leasing of the retail portions of the Property. The following are the initial Leasing Guidelines:

(a) No Leases shall have (i) Landlord environmental indemnification provisions, (ii) tenant purchase options, or (iii) provide for Landlord to have liability in excess of its equity interest in the Property;

(b) All Leases shall have an initial term of not more than 10 years;

(c) All Leases shall have an annual minimum rent equal to the then prevailing current market rate.

(d) No Leases shall be entered into if there is an Event of Default under any of the Loan Documents; and

(e) All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations.

B-1